Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180527

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 3, 2012

Prospectus Supplement

April 3, 2012

(To Prospectus dated April 3, 2012)

$

Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize)

(Delhaize Brothers and Co. “The Lion” (Delhaize Group))

    % Senior Notes due 20

Issue Price:         %

We are offering $         aggregate principal amount of our     % Senior Notes due 20         (the “Notes”). The Notes will mature on                     . We will pay interest on the Notes on              and              of each year, beginning on                     , 2012. We have the option to redeem all or a portion of the Notes at any time or from time to time at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.” If we experience specific kinds of changes of control, holders of the Notes will have the right to require us to repurchase all or any part of their Notes pursuant to the offer described in this prospectus supplement under the heading “Description of the Notes—Change of Control.”

The Notes will be our senior unsecured general obligations, will rank equally in right of payment with all our existing and future unsecured senior indebtedness and will be senior in right of payment to all our existing and future subordinated obligations. The Notes will benefit from the Cross Guarantee Agreement among our company, Delhaize US Holding, Inc., Delhaize America and substantially all of our other U.S. subsidiaries. See “Description of Guarantees—Cross Guarantee Agreement” in the accompanying prospectus.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-15 of this prospectus supplement.

Per Note	Total

Public offering price(1)%	$
Underwriting discounts %	$
Proceeds (before expenses) to Delhaize Group(1)%	$

(1)	Plus accrued interest, if any, from April 10, 2012 if settlement occurs after that date.

Neither the Securities and Exchange Commission, any state securities commission nor any non-U.S. securities authority has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

Interests in certificated depositary interests representing interests in the Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, on or about April 10, 2012.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

Credit Suisse	Deutsche Bank Securities

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell these securities and may be used only for the purposes for which it has been published. The information in this prospectus supplement and the accompanying prospectus may be accurate only on the date of such document.

i

About this prospectus supplement

You should read the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different information.

References to “Delhaize Group”, the “Group” and to “our company”, “we”, “us” and “our” in this prospectus supplement are to Delhaize Group and its consolidated subsidiaries, unless the context otherwise requires. References to “Delhaize America” in this prospectus supplement are to Delhaize America, LLC.

The information contained under the section “Exchange Rates” includes extracts from information and data publicly released by official and other sources. While we accept responsibility for accurately summarizing the information concerning exchange rate information, we accept no other responsibility in respect of such information. The information set out in relation to sections of this prospectus supplement describing clearing and settlement arrangements, including the section entitled “Book-Entry, Form, Clearance and Settlement”, is subject to any change or reinterpretation of the rules, regulations and procedures of The Depository Trust Company or its nominee (“DTC”), Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) currently in effect. While we accept responsibility for accurately summarizing the information concerning DTC, Euroclear and Clearstream, we accept no further responsibility in respect of such information. In addition, this prospectus supplement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or an invitation to subscribe for or purchase any of the Notes in any jurisdiction in which such offer or invitation is not authorized or to any person to whom it is unlawful to make such an offer or invitation. No action has been, or will be, taken to permit an offering in any jurisdiction where action would be required for that purpose, other than the United States. Accordingly, the Notes may not be offered or sold, directly or indirectly, and this prospectus supplement and the accompanying prospectus may not be distributed, in any jurisdiction except in accordance with the legal requirements applicable to such jurisdiction. You must comply with all laws that apply to you in any place in which you buy, offer or sell any Notes or possess this prospectus supplement or the accompanying prospectus. You must also obtain any consents or approvals that you need in order to purchase, offer or sell any Notes or possess or distribute this prospectus supplement or the accompanying prospectus. We and the underwriters are not responsible for your compliance with any of the foregoing legal requirements.

We are not, the underwriters are not, and none of our respective representatives are making an offer to sell the Notes in any jurisdiction except where an offer or sale is permitted. The underwriters named in this prospectus supplement make no representation or warranty, express or implied, as to the accuracy or completeness of information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and no such information is, or shall be relied upon as, a promise or representation by the underwriters with respect to the Notes as to the past or the future.

The information contained in this prospectus supplement and the accompanying prospectus speaks as of the date of such document. Neither the delivery of any such document at any time after the date of this prospectus supplement nor any subsequent commitment to purchase the Notes shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in our business since the date of this prospectus supplement.

We are not, the underwriters are not, and none of our respective representatives are making any representation to you regarding the legality of an investment in the Notes by you under any legal, investment or similar laws or regulations. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, financial, business, tax and related aspects of an investment in the Notes. You are responsible for making your own examination of us and our business and your own assessment of the merits and risks of investing in the Notes.

We reserve the right to withdraw the offering of the Notes at any time. We and the underwriters also reserve the right to reject any offer to purchase the Notes in whole or in part for any reason or no reason and to allot to any prospective purchaser less than the full amount of the Notes sought by it. The underwriters and certain of their respective related entities may acquire, for their own accounts, a portion of the Notes. You should understand that you will be required to bear the financial risks of your investment for an indefinite period of time.

Exchange rates

In this document, references to “$”, “dollars” and “USD” are to United States dollars and references to “€”, “Euro” and “EUR” are to the lawful currency of participating states of the European Monetary Union.

Fluctuations in the exchange rate between the euro and other currencies may affect our business. The following table sets forth, for the periods and dates indicated, certain information concerning the exchange rates for the euro expressed in U.S. dollars per euro. Information concerning the U.S. dollar exchange rate is based on the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the “noon buying rate”). Such rates are provided solely for convenience and no representation is made that euro were, could have been, or could be, converted into U.S. dollars at these rates or at any other rate. Such rates were not used by us in the preparation of our audited and unaudited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The rate on March 15, 2012 was $1.3070 per euro.

	Closing rate	Average rate(1)	High	Low

Year ended December 31,
2011	1.2973	1.4002	1.4875	1.2926
2010	1.3269	1.3216	1.4536	1.1959
2009	1.4332	1.3955	1.5100	1.2547
2008	1.3919	1.4695	1.6010	1.2446
2007	1.4603	1.3797	1.4862	1.2904
Month
March 2012 (through March 15, 2012)	—	—	1.3320	1.3025
February 2012	—	—	1.3463	1.3087
January 2012	—	—	1.3192	1.2682
December 2011	—	—	1.3487	1.2926
November 2011	—	—	1.3803	1.3244
October 2011	—	—	1.4172	1.3281
September 2011	—	—	1.4283	1.3446

(1)	The average of the noon buying rates for euros on the last business day of each month during the period.

Because a substantial portion of our assets and operating results are denominated in U.S. dollars, we are exposed to fluctuations in the value of the U.S. dollar against the euro. In line with our risk policy, we do not hedge this U.S. dollar translation exposure. As of December 31, 2011, a variation of one U.S. cent in the exchange rate of the euro would have caused our revenues to vary by 0.5 percent, or €100 million, and net profit by 0.4 percent, or €2 million. In 2010, a variation of one U.S. cent in the exchange rate of the euro would have caused our revenues to vary by 0.5 percent, or €108 million, and net profit by 0.5 percent, or €3 million.

A significant transaction risk for us, due to variations in currencies, is the payment of dividends by Delhaize America to the parent company. When appropriate, we have entered into agreements to hedge against the variation in the U.S. dollar in relation to the payment of dividends by Delhaize US Holding, Inc. to us, as the parent company. Additional currency exposure arises when the parent company or our financing companies finance our subsidiaries in their local currency. Any sizeable cross-currency lending among the companies of Delhaize Group is generally fully hedged through the use of foreign exchange forward contracts or currency swaps. Our subsidiaries borrow, in most cases, directly in local currencies. As a result, fluctuations in our balance sheet ratios resulting from changes in currencies are generally limited.

Where you can find more information

We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to a foreign private issuer and file periodic reports and other information with the Securities and Exchange Commission (the “SEC”). This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Our ordinary shares are listed under the symbol “DELB” on the regulated market NYSE Euronext Brussels Market. Our American Depositary Shares, referred to as ADSs, evidenced by American Depositary Receipts, referred to as ADRs, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “DEG.” You can consult reports and other information about us that we have filed pursuant to the rules of the New York Stock Exchange at such exchange.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement, the accompanying prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this document.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this document to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC on April 3, 2012;

•	any future annual reports that we may file on Form 20-F until the offering of the Notes is complete; and

•	any future reports on Form 6-K (or portions thereof) that we indicate are incorporated by reference into this prospectus supplement.

You can obtain copies of any of the documents incorporated by reference from us or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference herein. You may obtain documents incorporated by reference herein, at no cost, by requesting them in writing or by telephone at the following address and telephone number:

Delhaize Group

Attention: Investor Relations

Square Marie Curie 40

1070 Brussels

Belgium

+32–2–412–21–51

Prospectus supplement summary

This summary highlights the information contained elsewhere in this prospectus supplement and the accompanying prospectus (including documents incorporated by reference). Because this is only a summary, it does not contain all of the information that may be important to you. For a complete understanding of this offering, we encourage you to read this entire document and the documents to which this prospectus supplement refers. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included in the documents filed by us with the SEC, which are incorporated by reference herein.

Our company

Overview

We are a Belgian international food retailer that operates in 11 countries and on three continents—North America, Europe and Asia. At the end of 2011, our sales network, which includes directly operated, affiliated and franchised stores, consisted of 3,408 stores. Our primary store format consists of food retail supermarkets, which represented approximately 96% of our sales network by number of stores at the end of 2011. Our sales network also includes other store formats such as limited-surface proximity stores and specialty stores that sell pet products. We engage in food retailing, food wholesaling to stores in our sales network and non-food retailing of pet products, health and beauty products, prescriptions and other household and personal products. At December 31, 2011, we employed approximately 160,000 people.

Our revenues in fiscal year 2011 were €21.1 billion ($29.4 billion) (including Delta Maxi, which is included in our consolidated results beginning August 1, 2011), an increase of 1.3% over fiscal year 2010 revenues. In fiscal year 2011, 65.4% of our revenues, or €13.8 billion ($19.2 billion), were from operations in the United States, €4.8 billion, or 23.0%, were from operations in Belgium and the Grand Duchy of Luxembourg, €2.5 billion, or 11.6%, were from operations in Southeastern Europe and Asia. In 2011, our revenues increased by 4.6% at identical exchange rates or 1.3% at actual exchange rates due to the weakening of the U.S. dollar by 4.8% against the euro compared to 2010.

United States

The U.S. is our largest market. At the end of 2011, we operated 1,650 food supermarkets in the southeastern, mid-Atlantic and northeastern regions of the United States under the banners Food Lion (1,188 stores, including 11 Reid’s stores), Hannaford (179 stores), Sweetbay (105 stores), Harveys (72 stores), and Bottom Dollar Food (57 stores).

Belgium and the Grand Duchy of Luxembourg

Belgium is our home market. At the end of 2011, we operated a multi-format network of 821 stores in Belgium and the Grand Duchy of Luxembourg. These can be grouped in three categories: supermarkets, proximity stores and specialty stores. We also operate a home delivery service. Our store network in this region included 376 supermarkets under the Delhaize “Le Lion,” AD Delhaize and Red Market banners, 308 smaller conveniently located stores primarily under the Proxy Delhaize, Delhaize City and Shop ‘n Go. It also included 137 pet food products stores operated under the Tom & Co banner. At the end of 2011, we operated 44 stores in the Grand Duchy of Luxembourg.

Southeastern Europe & Asia

At the end of 2011, our Southeastern Europe and Asia sales network included 937 stores, 569 more than at the end of 2010, including 492 Delta Maxi stores (485 acquired and included in our results beginning August 1, 2011 and a net addition of seven stores since then), 28 additional stores in Greece, 33 in Romania and 16 in Indonesia.

In Greece, we own Alfa-Beta, Greece’s second largest food retailer by sales. At the end of 2011, Alfa-Beta operated a network of 251 food stores under different banners: 170 large-assortment Alfa-Beta supermarkets, 69 company-operated and affiliated proximity stores under the AB City, AB Shop & Go, AB Food Market banners and Lion Food Stores, and 12 ENA cash & carry stores.

Our operations in Romania include 105 Mega Image supermarkets, which are mainly located in Bucharest. Our operations in Indonesia include 89 Super Indo supermarkets, which are located in Java and Sumatra.

On July 27, 2011, we acquired 100% of Delta Maxi, a Serbian food retailer present in five Balkan countries, for €933 million (enterprise value), including net debt and other customary adjustments of €318 million, pursuant to the Transaction Agreement, dated March 2, 2011, among Hitomi Financial Limited, Delhaize “The Lion” Nederland B.V. and us, which is filed as Exhibit 4.9 to our Annual Report on Form 20-F filed on June 24, 2011. At year-end 2011, we operated 366 stores in Serbia, 44 in Bosnia and Herzegovina, 42 in Bulgaria, 22 in Montenegro and 18 in Albania. Delta Maxi employs almost 160,000 people. The activities of Delta Maxi were integrated into our consolidated financial statements from August 1, 2011.

Competitive strengths

We believe that we are well-positioned to capitalize on opportunities that exist in the supermarket industry in the geographical markets in which we operate. We seek to differentiate ourselves from our competitors through our competitive strengths, which include:

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Leading market shares and strong brand recognition.    We aim to be among the top three supermarket operators in terms of annual revenues in the markets in which we operate. We believe that our leading market shares result in distribution and advertising synergies and competitive buying conditions that allow us to maintain customer loyalty and strong brand recognition.

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Good cost management.    We focus on controlling and reducing elements of our cost of sales through centralized buying practices, distribution efficiencies, improved category management and an increased mix of private brand products. Effective use of information technology, store labor scheduling and attention to cost controls have allowed us to control our expense structure. We believe that our ability to control operating and administrative expenses has allowed us to achieve one of the lowest operating cost structures in the supermarket industry.

•

Track record of reducing leverage (i.e., debt to equity ratio).    We have historically been able to generate free cash flow and reduce leverage in our balance sheet. This has been possible through our strong profitability, disciplined working capital management and selective investments.

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Diversification through multiple banners and multiple markets.    We operate under multiple banners, each of which has a distinct strategy and a well established and consistent brand image. Through our multiple banners, we are able to target the needs and requirements of specific markets, customize our product and service offerings and maintain strong brand recognition with our local customers.

•

Experienced management team.    Our executive officers have an average of 20 years of experience in the food retailing industry. In addition, many of our senior operating managers have spent much of their careers in their respective local markets.

•

Attractive store base.    Our store locations include many sites in developed urban and suburban locations that would be difficult to replicate. We have invested significant capital in our store base over the years through the addition of new stores and the renovation of existing stores in order to improve the overall quality of our customers’ shopping experience. We plan on continuing to invest during fiscal year 2012 by making approximately €800-850 million of capital expenditures (based on the average exchange rate in 2011 of $1.3920 per €1). These capital expenditures include renovations of existing stores and store support functions, particularly information technology and logistics.

•

Distribution capacity and efficiency.    We currently operate 33 distribution centers that total approximately 14.4 million square feet. Our warehousing and distribution systems are conveniently located within the areas we serve. Our distribution centers are capable of serving our existing store base and can service additional stores. We plan to continue to develop and invest in our warehousing and distribution systems in the future.

•

Loyalty card programs.    Transactions using the loyalty card program accounted for 92%, 73% and 85% of revenues at Delhaize Belgium, Alfa-Beta and Food Lion, respectively, during 2011. Customers utilize our loyalty cards to receive incentives and discounts on select purchases.

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Significant investment in management information systems.    All of our operating companies use computer systems that allow us to monitor store operating performance, manage merchandise categories and procure and distribute merchandise on a centralized basis by banner. We regularly update our information technology systems so that we can continue to efficiently operate our stores and logistics network.

•

Operate as a global group.    We are organized into different geographic regions that exercise global and regional purchasing, share retail knowledge and implement best practices. We have regional and company-wide coordination groups focusing on procurement, equipment purchasing, information technology, food safety, talent development, communication and risk management.

Our strategy

We have leading positions in food retailing in key markets. Our position was established through strong local companies with a variety of food store formats. The local companies benefit from and contribute to our strength, expertise and successful practices. We are committed to offering a locally differentiated shopping experience to our customers, delivering high value and maintaining high social, environmental and ethical standards.

Our goal is to achieve value leadership in all of our markets leading to superior top-line and operating profit growth and make us an effective acquirer. The sustainability of our business is based on a clear strategy, called our New Game Plan, of generating profitable revenue growth, pursuing best-in-class execution and operating as a responsible citizen.

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Generate profitable revenue growth.    Concept differentiation, competitive prices and leading local market positions are key elements of our strategy to generate profitable revenue growth. Attractive assortments in convenient locations lead to superior customer experiences. Since 2010, all of our banners have implemented a new Group-wide pricing policy to ensure customers could continue to enjoy fresh and healthy products at very competitive prices. At the same time, we expanded and renewed our network. In 2011, we began repositioning Food Lion, the biggest brand in the Delhaize Group portfolio. The brand repositioning focuses on 6 elements of the Food Lion brand which can be summarized as price, assortment, and shopping experience. In 2011, 200 stores benefited from the brand repositioning and we intend to reposition 600 to 700 Food Lion stores by the end of 2012.

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Pursue best-in-class execution.    Retail is all about detail. The enormous volumes we move every day from supplier to customer pose a formidable challenge to planning and execution. We continually invest in the development of customer tools, supply chain technology, logistics and information technology systems. Executional excellence strongly depends on our associates’ positive engagement and on synergies we realize with our vendors. Pursuing best-in-class execution with a strong focus on cost management enables us to fund sales building initiatives that respond to our customers’ high expectations while driving profitable growth. We have taken major steps since 2010 to set up one common procurement organization, one supply chain organization and one platform for common back office services to support all our U.S. operations.

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Operate as a responsible corporate citizen.    The combination of sustainable growth and operating as a best-in-class corporate citizen has always been an essential part of how we do business. Sustainability is fully integrated into our day-to-day operations. However, we recognize we can improve, for the benefit of our millions of customers, our approximately 160,000 associates and our planet. Our most recent separate report on Corporate Responsibility was issued in June 2011.

Miscellaneous

Our principal executive offices are located at Square Marie Curie 40, 1070 Brussels, Belgium. Our telephone number at that location is +32 2 412 22 11. Our Internet address is www.delhaizegroup.com. The information on our website is not a part of this prospectus supplement or the accompanying prospectus.

The offering

The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all the information that may be important for you. For a more complete description of the Notes, see the section of this prospectus supplement entitled “Description of Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.” Certain capitalized terms used below are defined under the caption “Description of Notes—Certain Definitions.”

Issuer	Delhaize Group SA/NV, a limited liability company (“société anonyme”) organized under the laws of the Kingdom of Belgium, incorporated in 1867, with its registered office at rue Osseghem 53, B-1080 Brussels, Belgium, registered with the Register of legal entities under number 0402.206.045 (Brussels). Delhaize Group SA/NV’s principal executive offices are located at Square Marie Curie 40, 1070 Brussels, Belgium. Our telephone number at that location is +32 2 412 22 11.

Issue Date	Expected to be on or about April 10, 2012.

Notes Offered	$ aggregate principal amount of % Notes due (the “Notes”), represented by certificated depositary interests (“CDIs”).

Interest	We will pay interest on the Notes represented by CDIs on and of each year, beginning on , 2012.

Maturity

Ranking	The Notes will be our senior unsecured general obligations, will rank equally in right of payment with all our existing and future unsecured senior indebtedness and will be senior in right of payment to all our existing and future subordinated obligations. The Notes will benefit from the Cross Guarantee Agreement among our company, Delhaize US Holding, Inc., Delhaize America and substantially all of our other U.S. subsidiaries. See “Description of Guarantees—Cross Guarantee Agreement” in the accompanying prospectus.

Optional Redemption	We have the option to redeem all or a portion of the Notes at any time or from time to time at a redemption price equal to the greater of: (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points as determined by a Reference Treasury Dealer plus, in either case, accrued and unpaid interest on the Notes being redeemed on the redemption date.

Tax Redemption	If certain changes in the law of any relevant taxing jurisdiction become effective that would impose withholding taxes or other deductions on the payments on the Notes, we may redeem the affected series of Notes in whole, but not in part, at any time, at a redemption price equal to the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to, but not including, the date of redemption.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If we experience specific kinds of changes of control, holders of Notes will have the right to require us to repurchase all or any part of their Notes pursuant to the offer described under the heading “Description of the Notes—Change of Control”.

Use of Proceeds	We expect to use the net proceeds from this offering, together with available cash, if needed, to fund our repurchase in a cash tender offer of up to €300 million aggregate principal amount of our 5.625% Senior Notes due 2014, plus accrued and unpaid interest and premium amounts. The tender offer was commenced on March 22, 2012 and is being made upon the terms, and subject to the conditions, set forth in the Tender Offer Memorandum dated March 22, 2012. Any remaining net proceeds from the sale of the Notes are expected to be used for general corporate purposes.

Additional Amounts	All payments in respect of the Notes will be made without withholding or deduction for any taxes or other governmental charges, except to the extent required by law. If withholding or deduction is required by law, subject to certain exceptions, we will pay additional amounts so that the net amount you receive is no less than the amount that you would have received in the absence of such withholding or deduction.

Form and Denominations	On the issue date, the Notes will be represented by a Global Note (as defined herein) in bearer form deposited with the NBB as the operator of the X/N System and will be held by The Bank of New York Mellon, as CDI depositary (the “CDI Depositary”), through Euroclear as a direct participant in the X/N System and will create CDIs representing interests in the Notes, which will be issued to The Depository Trust Company or its nominee (“DTC”) and its direct (including Euroclear and Clearstream) and indirect participants will record ownership of the beneficial interests in the CDIs on their books. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Definitive Registered Notes will be exchanged for interests in the CDIs representing interests in the Global Note only under the circumstances set out under “Book-Entry, Form, Clearance and Settlement—Issuance of Definitive Registered Notes”. Any such Definitive Registered Notes will not be eligible for settlement through any clearing system.

Clearance and Settlement	CDIs representing interests in the Notes will be admitted for clearance and settlement through DTC, Euroclear and Clearstream, as direct participants in DTC.

Transfers of book-entry interests in CDIs representing interests in the Notes will be effected through the book-entry facilities of DTC and its participants.

Interests in the Notes may be held only by eligible investors referred to in Article 4 of the Belgian Royal Decree of May 26, 1994 holding their Notes in an exempt securities account with the X/N System or with a direct or indirect participant in such system, as further described in “Tax Considerations”.

Disclosure of Certain Information by the National Bank of Belgium, or the NBB	In principle, the NBB is bound by a duty of confidentiality. However, the NBB may, to the extent required by U.S. or international regulations or treaties or otherwise, disclose certain information relating to the identity of the holders of book entry interests in the Notes and the amount of interests held in the X/N System.

ERISA Considerations	Prospective purchasers of the Notes must carefully consider the restrictions on purchases of Notes set forth under “ERISA Considerations” in the accompanying prospectus.

No Prior Market	The Notes will be new securities for which there is currently no market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. Although the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Governing Law	The Notes will be governed by the laws of the State of New York.

Further Issues	The indenture between us and The Bank of New York Mellon, as trustee, governing the terms of the Notes (the “Indenture”) does not limit the amount of Notes, debentures or other evidences of indebtedness that we may issue under the Indenture and provides that we may issue notes, debentures or other evidences of indebtedness from time to time in one or more series.

Risk factors

You should consider carefully all of the information in this prospectus supplement and the accompanying prospectus, together with the other information incorporated by reference, and, in particular, you should evaluate the specific risk factors set forth under “Risk Factors” immediately following this summary before investing in the Notes.

Risk factors

Investing in the Notes involves a high degree of risk. Before purchasing the Notes, you should carefully consider the following information about these risks, together with the other information incorporated by reference herein, including the information discussed under the caption “B. Risk Factors” in “Item 3. Key Information” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2011, as well as all of the other information included in this prospectus supplement and the accompanying prospectus. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows. See also “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus.

We have substantial debt, which could negatively impact our business and prevent us from fulfilling our obligations under the Notes.

We have significant debt outstanding. At December 31, 2011, we had total consolidated debt outstanding of approximately €3.2 billion and approximately €0.7 billion of unused commitments under our revolving credit facilities. Our level of debt could:

•	make it difficult for us to satisfy our obligations, including making interest payments under the Notes and our other debt obligations;

•	limit our ability to obtain additional financing to operate or grow our business;

•	limit our financial flexibility in planning for and reacting to industry changes;

•	place us at a competitive disadvantage as compared to less leveraged companies;

•	increase our vulnerability to general adverse economic and industry conditions, including changes in interest rates; and

•	require us to dedicate a substantial portion of our cash flow to payments on our debt, reducing the availability of our cash flow for other purposes.

We may incur additional debt to fund our capital expenditures and working capital needs and to finance future acquisitions. If we incur additional debt, it is more likely that we will experience some or all of the risks described above. The Indenture governing the terms of the Notes does not restrict our ability to incur additional debt.

If we do not generate positive cash flows, we may be unable to service our debt.

Our ability to pay principal and interest on the Notes and on our other debt depends on our future operating performance. Future operating performance is subject to market conditions and business factors that often are beyond our control. Consequently, we cannot assure you that we will have sufficient cash flows to pay the principal, premium, if any, and interest on our debt. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our debt, we may have to reduce or delay capital expenditures, sell assets, seek additional capital or debt or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow these alternative measures or that such measures would satisfy our scheduled debt service obligations. If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable;

•	our lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

Certain of our debt agreements require us to maintain specified financial ratios and meet specific financial tests. Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in us being required to repay these borrowings before their due date. If we were unable to make this repayment or otherwise refinance these borrowings, our lenders could foreclose on our assets. If we were unable to refinance these borrowings on favorable terms, our business could be adversely impacted.

The Indenture does not restrict the amount of additional debt that we may incur, which may make it difficult to satisfy our obligations under the Notes or reduce the value of the Notes.

The Notes and Indenture under which the Notes will be issued do not place any limitation on the amount of unsecured debt that we may incur. Our incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, increasing the risk of a loss in the trading value of your Notes, if any, and increasing the risk that the credit rating of the Notes is lowered or withdrawn.

There may be no trading markets for the Notes, which may make it difficult to dispose of your Notes.

The Notes are new issues of securities for which there are no active trading markets. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they currently intend to make a market in the Notes, although they are under no obligation to do so, and they may stop any market-making activities at any time without notice. We cannot assure you that a market for the Notes will develop in the future or that holders of the Notes will be able to sell their Notes, nor can we assure you of the price at which holders of the Notes would be able to sell their Notes. In addition, the liquidity of, and trading market for, the Notes could be adversely affected by many factors, including changes in interest rates and declines and volatility in the market for similar securities, as well as by changes in our financial condition or results of operations. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

Your right to receive payments on the Notes is unsecured and will be effectively subordinated to any of our secured indebtedness.

The Notes will be our general unsecured senior obligations. The Notes will be effectively subordinated to any secured senior indebtedness that we may incur to the extent of the value of, and the validity and priority of the liens on, our assets securing that indebtedness. In the event of our liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, whether voluntary or involuntary, the holders of any of our secured indebtedness would be entitled to be paid from the assets securing that indebtedness before our assets may be used to make any payment in respect of the Notes. The obligations of Delhaize US Holding, Inc., Delhaize America and our other U.S. subsidiaries that are parties to the Cross Guarantee Agreement are also general unsecured payment obligations of such entities. The Notes will be effectively subordinated to any secured senior indebtedness of our subsidiaries and any unsecured senior indebtedness of our subsidiaries that are not party to the Cross Guarantee Agreement.

We may not be able to fulfill our obligation to offer to purchase Notes upon a change of control, and this obligation may discourage a sale or takeover of us.

Upon the occurrence of certain events causing a change of control, we will be required to offer to repurchase the Notes at a purchase price equal to 101% of the outstanding principal amount thereof, together with accrued and unpaid interest. See “Description of the Notes—Change of Control”. This change of control feature may make a sale or takeover of our company more difficult. There can be no assurance that we would have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all our obligations under the Notes and our other indebtedness upon a change of control. If an offer to repurchase the Notes is required to be made and we do not have available sufficient funds to pay for the Notes, an event of default would occur under the Indenture. The occurrence of an event of default could result in acceleration of the maturity of the Notes. Furthermore, these provisions would not necessarily afford protection to holders of the Notes in the event of a highly leveraged transaction that does not result in a change of control. See “Description of the Notes.”

Belgian fraudulent conveyance law may adversely affect the enforceability of the Notes.

Our obligations under the Notes may be subject to review under the Belgian fraudulent conveyance law (action paulienne/actio pauliana) enacted for the protection of creditors. Under the Belgian fraudulent conveyance law, a creditor could bring a claim and a court could declare the Notes ineffective (inopposables/niet-tegenstelbaar) with respect to the creditor bringing the claim if the following conditions are met:

•	the creditor’s receivable arose before the challenged transaction, commitment or agreement and is due and payable;

•	the challenged transaction, commitment or agreement has caused a financial prejudice to the creditor or has a material adverse effect on the possibility that the creditor will recover its receivable;

•	the debtor entered into the transaction, commitment or agreement knowing that it would financially prejudice the creditor; and

•

the party entering the challenged transaction, commitment or agreement with the debtor knew, or should have known, that the transaction was abnormal, causing a financial prejudice to other creditors of the debtor. In the case of gratuitous acts (such as, arguably, providing a guarantee or other security for third-party obligations), it has been held that this knowledge test does not apply.

The statutes of limitations is five years from the time the relevant creditor knew of its financial prejudice and the identity of the party to the challenged transaction. When successful, the plaintiff-creditor will receive a court ruling holding that the challenged transaction, commitment or agreement is ineffective with respect to such plaintiff-creditor, the debtor and the beneficiary of the challenged transaction, commitment or agreement. If a court were to find that the issuance of the Notes was a fraudulent conveyance, the court could hold that the payment obligations under the Notes are ineffective, or require the holders of the Notes to repay any amounts received with respect to the Notes. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes. Also, we believe that the issuance of the guarantees under the Cross Guarantee Agreement will not be a fraudulent conveyance under the Belgian fraudulent conveyance law. We cannot assure you, however, that a court passing on this question would reach the same conclusion.

In insolvency proceedings, Belgian bankruptcy law has specific provisions relating to fraudulent conveyance and voidable preferences.

Fraudulent conveyance laws may result in the subordination or avoidance of the guarantees under the Cross Guarantee Agreement.

Certain of our financial indebtedness (including the Notes) are guaranteed under our Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and substantially all of our other U.S. subsidiaries. Various U.S. federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of the guarantees made by our subsidiaries under the Cross Guarantee Agreement.

To the extent that a court of competent jurisdiction were to find that any of the parties to the Cross Guarantee Agreement incurred a guarantee with the intent to hinder, delay or defraud any present or future creditor or did not receive fair consideration or reasonably equivalent value for issuing its guarantee and:

•	was insolvent or rendered insolvent because of the issuance of its guarantee;

•	was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature,

then the court could subordinate or avoid all or part of its guarantee in favor of its other creditors. To the extent that a guarantee under the Cross Guarantee Agreement is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of financial indebtedness guaranteed by a party to the Cross Guarantee Agreement may no longer have a claim against the party and would only be creditors of our company and any other parties to the Cross Guarantee Agreement.

We believe that the issuance of the guarantees under the Cross Guarantee Agreement were not and will not be a fraudulent conveyance. We cannot assure you, however, that a court passing on this question would reach the same conclusion.

The guarantees of the Notes by our subsidiaries that are guarantors may be inadequate.

Although Delhaize US Holding, Inc., Delhaize America and substantially all of our other U.S. subsidiaries have guaranteed under the Cross Guarantee Agreement our obligation to pay the

Notes, the available assets of those subsidiaries may be insufficient for these purposes. See the disclosure under the heading “Description of Guarantees—Cross Guarantee Agreement” in the accompanying prospectus.

Due to delays in notification to and by the CDI Depositary, the holders of CDIs representing interests in the Notes may be unable to give consents or voting instructions to the CDI Depositary.

Amending or modifying certain terms of the Indenture governing the Notes requires majority approval of the holders of the Notes, whether at a noteholders’ meeting or otherwise, and in some cases, requires unanimous approval of the holders of Notes at a noteholders’ meeting. Only direct holders of the Notes whose book-entry interests therein are shown in the records of the X/N System or in the records of a Participant in the X/N System, or (in the case of registered definitive notes) are recorded in the register kept by us, may attend a noteholders’ meeting or otherwise provide consents.

The Bank of New York Mellon, as CDI Depositary, will initially hold the Notes, represented by a Global Note in bearer form, and will create certificated depositary interests, or CDIs, representing interests in the Notes. A Deposit Agreement among us, the CDI Depositary and the beneficial owners of the CDIs, sets out the rights and obligations of the CDI Depositary and the rights of CDI holders, including with respect to voting and provision of consents. Despite our efforts, the CDI Depositary may not receive voting or consent materials for Notes represented by CDIs in time to ensure that holders of CDIs can provide the CDI Depositary with instructions. In addition, the CDI Depositary’s liability to holders of CDIs for failing to execute instructions or for the manner of executing instructions is limited by the Deposit Agreement. As a result, holders of CDIs may not be able to exercise their right to give voting or consent instructions and they may not have any recourse against the CDI Depositary or our company if their interests in the Notes are not voted or consent is not provided as they have requested or if their interests cannot be voted or consent cannot be provided.

Use of proceeds

We expect that the net proceeds from this offering will be approximately $         million (after deducting the underwriting discount and our estimated expenses of the offering).

We expect to use the net proceeds from this offering, together with available cash, if needed, to fund our repurchase in a cash tender offer of up to €300 million aggregate principal amount of our 5.625% Senior Notes due 2014, plus accrued and unpaid interest and premium amounts. The tender offer was commenced on March 22, 2012 and is being made upon the terms, and subject to the conditions, set forth in the Tender Offer Memorandum dated March 22, 2012. We intend to use any remaining net proceeds from this offering for general corporate purposes.

Capitalization

The following table sets forth our condensed consolidated capitalization and indebtedness as of December 31, 2011:

•	based on our audited consolidated financial statements; and
•	as adjusted to give effect to the issuance of the Notes and the assumed use of proceeds.

The information set out below should be read in conjunction with “Use of Proceeds” and “Description of Certain Other Indebtedness” included in this prospectus supplement and “Description of Guarantees” included in the accompanying prospectus and the audited consolidated financial statements and accompanying notes incorporated by reference herein. There has been no material change in our consolidated capitalization since December 31, 2011.

The exchange rate used to translate U.S. dollar amounts to euros (€1.00 = $1.2939) in the following table is the rate we used to prepare our financial statements as of December 31, 2011.

	Actual	Adjusted

	(unaudited, in € millions)
Cash and cash equivalents	432

Debt included in current liabilities:
Short-term borrowings	60
Current portion of long-term debt	88
Obligations under finance leases	61

	209

Debt included in long-term liabilities:
Long-term debt, excluding current maturities	2,325
Obligations under finance leases	689
% Senior Notes due	—

	3,014

Total debt	3,223

Equity
Shareholders’ equity	5,416
Non-controlling interests	14

Total shareholders’ equity	5,430

Total capitalization	8,653

Selected financial data

The following selected financial data are derived from our audited consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, which have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and as adopted by the European Union. The only difference between the effective IFRS as issued by the IASB and as adopted by the EU relates to certain paragraphs of IAS 39 Financial Instruments: Recognition and Measurement, which are not required to be applied in the EU (so called “carve-out”). We are not affected by the carve-out and for us there is therefore no difference between the effective IFRS as issued by the IASB and the pronouncements adopted by the EU.

The selected financial data presented below should be read in conjunction with our consolidated financial statements, related notes thereto and other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

The euro is our reporting currency. The U.S. dollar amounts contained in the table below are provided solely for the convenience of the reader and have been calculated using the exchange rate of €1.00 = $1.2939, the reference rate of the European Central Bank on December 31, 2011. Such translations should not be construed as representations that euro amounts could be converted into U.S. dollars at that or any other rate.

	Year ended December 31,
	2011 USD	2011 EUR	2010 EUR	2009 EUR	2008 EUR	2007 EUR

	(in millions, except per share amounts)

INCOME STATEMENT DATA
Revenues	27,326	21,119	20,850	19,938	19,024	18,943
Operating profit	1,051	812	1,024	942	904	937
Profit before taxes and discontinued operations	816	631	821	740	702	605
Net profit from continuing operations	615	475	576	512	485	401
Net profit	615	475	575	520	479	425
Net profit attributable to equity holders of the Group	615	475	574	514	467	410
Cash dividends paid(1)	224	173	161	148	143	131
Basic earnings per share(2)	6.09	4.71	5.73	5.16	4.70	4.20
Diluted earnings per share(2)	6.06	4.68	5.68	5.08	4.59	4.04

	Year ended December 31,
	2011 USD	2011 EUR	2010 EUR	2009 EUR	2008 EUR	2007 EUR

	(in millions)

BALANCE SHEET DATA
Current assets	4,098	3,167	2,988	2,419	2,403	2,197
Total assets	15,840	12,242	10,902	9,748	9,700	8,822
Short-term borrowings	78	60	16	63	152	41
Long-term debt	3,008	2,325	1,966	1,904	1,766	1,912
Long-term obligations under finance lease	891	689	684	643	643	596
Share capital	66	51	51	50	50	50
Non-controlling interests	18	14	1	17	52	49
Shareholders’ equity	7,008	5,416	5,068	4,392	4,143	3,627

	Year ended December 31,
	2011 USD	2011 EUR	2010 EUR	2009 EUR	2008 EUR	2007 EUR

	(in millions, except store count and per share amounts)

OTHER DATA
Store count at period end	N/A	3,408	2,800	2,732	2,673	2,545
Weighted average number of shares outstanding at period end	N/A	100.7	100.3	99.8	99.4	97.7
Net cash provided by operating activities	1,431	1,106	1,317	1,176	927	932
Net cash (used in) investing activities	(1,637)	(1,265)	(665)	(555)	(758)	(630)
Net cash (used in) financing activities	(189)	(146)	(343)	(496)	(105)	(333)
Dividends per share(1)	2.28	1.76	1.72	1.60	1.48	1.44
Capital expenditures	986	762	660	520	714	729

(1)	The 2011 dividend has been proposed by the Board of Directors but must be formally approved by the shareholders at the Ordinary General Meeting of May 24, 2012. We usually pay dividends once a year after our annual shareholders’ meeting following the fiscal year with respect to which the dividend relates. Dividends per share represent the dividend for the indicated fiscal year, which is approved at the shareholders’ meeting held the following year. Cash dividends paid represent the amount of dividend effectively paid during the indicated year.

(2)	Group share in net profit.

Description of certain other indebtedness

The following discussion summarizes selected provisions of certain other indebtedness of Delhaize Group. The provisions of the agreements governing such indebtedness are complicated and not easily summarized. This summary is not complete and may not contain all of the information about these agreements that is important to you.

Financing arrangements of Delhaize Group SA/NV

Delhaize Group New Facility Agreement

We are a party to a €600 million, five-year unsecured multicurrency (euros and US dollars) revolving credit facility agreement, dated as of April 15, 2011 (the “New Facility Agreement”), by and among us, Delhaize The Lion Coordination Center SA/NV, Delhaize Griffin SA/NV and Delhaize America, as original borrowers (the “Original Borrowers”), and substantially all of our U.S. subsidiaries, as original guarantors (the “Original Guarantors”), Fortis Bank SA/NV, Banc of America Securities Limited, Deutsche Bank AG, London Branch and J.P. Morgan PLC, as bookrunning mandated lead arrangers, the financial institutions listed in Part II of Schedule 1 thereto as lenders, and Fortis Bank SA/NV as agent of the arrangers and the original lenders. As of December 31, 2011, we had drawn €45 million under the New Facility Agreement. This summary of the New Facility Agreement is qualified in its entirety by reference to the actual New Facility Agreement filed as Exhibit 4.10 to our Annual Report on Form 20-F filed on June 24, 2011, which is incorporated herein by reference. Concurrently with the execution of the New Facility Agreement, our subsidiary Delhaize America terminated all of the commitments under its Second Amended and Restated Credit Agreement, dated as of December 1, 2009.

The New Facility Agreement will mature on April 15, 2016. Funds are available under the New Facility Agreement for the refinancing of financial indebtedness, working capital needs, capital expenditures and general corporate purposes of Delhaize Group or any subsidiary of Delhaize Group. Subject to certain conditions stated in the New Facility Agreement, the Original Borrowers may borrow, prepay and re-borrow amounts under the New Facility Agreement at any time up to the date falling one month before the maturity date of the New Facility Agreement.

Borrowings under the New Facility Agreement will bear interest at the percentage rate per annum which is the aggregate of the London Interbank Offered Rate (“LIBOR”) in relation to loans in US dollars, or Euro Interbank Offered Rate (“EURIBOR”) in relation to loans in euros, plus an applicable margin of 120 basis points and 90 basis points, respectively as of April 15, 2011, and Mandatory Costs, if any (as such term is defined in the New Facility Agreement). The New Facility Agreement provides that if Delhaize Group’s credit rating changes the margin may increase or decrease as set forth in the New Facility Agreement. In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the New Facility Agreement, Delhaize Group is required to pay a commitment fee computed at the annual rate of 40% of the applicable margin for loans in euros and a utilization fee computed on a daily basis at the rate of 15 basis points on the aggregate outstanding amount of the loans if the aggregate amount of all outstanding loans exceeds 33.33% of the Total Commitments (as defined in the New Facility Agreement) and at the rate of 30 basis points on the aggregate outstanding amount of the loans if the aggregate amount of all outstanding loans exceeds 66.66% of the Total Commitments. The accrued commitment fee and, if applicable, the accrued utilization fee are payable quarterly.

The ability of the Original Borrowers to borrow under the New Facility Agreement is subject to compliance by Delhaize Group with the covenants and conditions set forth in the New Facility Agreement. The New Facility Agreement contains customary representations, warranties and covenants for similar financial agreements, including two financial covenants applicable to Delhaize Group: (i) a maximum ratio of Consolidated Net Debt to Consolidated EBITDA, which must not exceed 3.00 to 1.00, and (ii) a minimum ratio of Consolidated EBITDA to Consolidated Net Interest Expense (as such terms are defined in the New Facility Agreement), which must be at least 4.00 to 1.00.

The New Facility Agreement also contains customary events of default, including but not limited to, failure to perform or observe terms, covenants or agreements included in the New Facility Agreement. If an event of default occurs the lenders may, among other things, terminate their commitments and declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees.

$827 million senior notes, 5.70%, due 2040

Delhaize Group’s 5.70% senior notes due 2040 represented by certificated depositary interests (the “5.70% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of October 8, 2010 (as supplemented, the “2010 Indenture”). The terms of the 5.70% Notes are those stated in the 2010 Indenture and those made part of the 2010 Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary of the 2010 Indenture and 5.70% Notes is qualified in its entirety by reference to the actual 2010 Indenture filed with the SEC as Exhibit 4.3 to Delhaize Group’s F-4 Registration Statement, filed on January 7, 2011, which is incorporated herein by reference.

The 5.70% Notes were issued in an original aggregate principal amount of $827,163,000, of which approximately $826.9 million remained outstanding as of December 31, 2011. Interest on the 5.70% Notes is payable semi-annually in arrears on each April 1 and October 1. The 5.70% Notes will mature on October 1, 2040. The 5.70% Notes are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness. The 5.70% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and the other U.S. subsidiaries of Delhaize Group party thereto. The 2010 Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 5.70% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 5.70% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal, interest and liquidated damages, if any, on the 5.70% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2010 Indenture) plus 30 basis points as determined by a Reference Treasury Dealer (as defined in the 2010 Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 5.70% Notes being redeemed at the redemption date.

Events of default under the 2010 Indenture include:

•	a default for 30 days in any payment of interest on any debt security of such series issued under the 2010 Indenture when due and payable;

•	failure to pay the principal of any note issued under the 2010 Indenture when due;

•

the failure by any Cross Guarantor (as defined under the heading “Description of Guarantees” in the accompanying prospectus) to perform any covenant set forth in the Cross Guarantee Agreement or the repudiation by any Cross Guarantor of its obligations under the Cross Guarantee Agreement, in each case for 30 days after Delhaize Group receives written notice from the trustee under the 2010 Indenture, or the Cross Guarantee Agreement fails to be in full force and effect;

•

the failure by Delhaize Group for 30 days after it receives written notice from the trustee under the 2010 Indenture to comply with any one or more of its obligations under the notes issued under the 2010 Indenture (other than any obligation for the payment of any interest, principal or any other amount in respect of such notes)

•

default by Delhaize Group or any Material Subsidiary (as defined in the 2010 Indenture for purposes of this summary of the 5.70% Notes) in the due payment of any other indebtedness having a minimum aggregate amount of 2% of Delhaize Group’s consolidated capitalization (or its equivalent in any other freely convertible currency or currencies) of Delhaize Group or any Material Subsidiary or assumed by or guaranteed by Delhaize Group or any Material Subsidiary, and, provided, that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such indebtedness is contested in good faith; provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the debt securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

•	certain events of bankruptcy, insolvency or reorganization of Delhaize Group or any Material Subsidiary.

€400 million 4.25% fixed rate bonds due 2018

Delhaize Group’s 4.25% fixed rate bonds due October 19, 2018 (the “Retail Bonds”) were issued on October 5, 2011, in an original aggregate principal amount of €400 million, all of which remained outstanding on December 31, 2011. Interest on the Retail Bonds is payable annually in arrears on October 19 in each year. The Retail Bonds are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness.

The Retail Bonds contain a change of control provision allowing the holders to require Delhaize Group to repurchase their bonds in cash for an amount equal to 101% of the aggregate principal amount of the Retail Bonds plus accrued and unpaid interest thereon (if any), upon the occurrence of (i) the acquisition by an offeror of more than 50% of the ordinary shares or other voting rights of Delhaize Group or if a majority of the members of the board of directors of Delhaize Group no longer are so-called continuing directors and (ii) a downgrade by two rating agencies of the rating of Delhaize Group within 60 days after the change in control described under (i).

Events of default under the Retail Bonds include nonpayment of principal for 7 days, non-payment of interest for 14 days, breach of other obligations under the Retail Bonds (which breach is not remedied within 30 days after the date on which written notice of such failure requiring Delhaize Group to remedy the same shall have been received by Delhaize Group from a holder or holders of not less than 25% in aggregate principal amount of the Retail Bonds then outstanding), the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement or the Cross Guarantee Agreement failing to be in full force and effect, cross acceleration and certain events related to insolvency or winding up of Delhaize Group or the Material Subsidiaries (as defined in the terms and conditions of the Retail Bonds for purposes of this summary of the Retail Bonds).

$300 million 5.875% senior notes due 2014

Delhaize Group’s 5.875% senior notes due 2014 represented by certificated depositary interests (the “5.875% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of February 2, 2009, as supplemented by the First Supplemental Indenture, dated as of February 2, 2009 (as supplemented, the “2009 Indenture”). The terms of the 5.875% Notes are those stated in the 2009 Indenture and those made part of the 2009 Indenture by reference to the Trust Indenture Act. This summary of the 2009 Indenture and 5.875% Notes is qualified in its entirety by reference to the actual 2009 Indenture (including supplements) filed with the SEC as Exhibits 4.5 and 4.6 to Delhaize Group’s Report on Form 6-K, filed on February 6, 2009, which are incorporated herein by reference.

The 5.875% Notes were issued in an original aggregate principal amount of $300 million, all of which remained outstanding as of December 31, 2011. Interest on the 5.875% Notes is payable semi-annually in arrears on each February 1 and August 1. The 5.875% Notes will mature on February 1, 2014. The 5.875% Notes are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness. The 5.875% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and the other U.S. subsidiaries of Delhaize Group party thereto. The 2009 Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 5.875% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 5.875% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal, interest and liquidated damages, if any, on the 5.875% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2009 Indenture) plus 50 basis points as determined by a Reference Treasury Dealer (as defined in the 2009 Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 5.875% Notes being redeemed at the redemption date.

Events of default under the 2009 Indenture include:

•	a default for 30 days in any payment of interest on any debt security of such series issued under the 2009 Indenture when due and payable;

•	failure to pay the principal of any note issued under the 2009 Indenture when due;

•	the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement or the repudiation by any Cross Guarantor of its obligations under the Cross

Guarantee Agreement, in each case for 30 days after Delhaize Group receives written notice from the trustee under the 2009 Indenture, or the Cross Guarantee Agreement fails to be in full force and effect;

•

the failure by Delhaize Group for 30 days after it receives written notice from the trustee under the 2009 Indenture to comply with any one or more of its obligations under such notes issued under the 2009 Indenture (other than any obligation for the payment of any interest, principal or any other amount in respect of such notes);

•

default by Delhaize Group or any Material Subsidiary (as defined in the 2009 Indenture for purposes of this summary of the 5.875% Notes) in the due payment of any other indebtedness having a minimum aggregate amount of 2% of Delhaize Group’s consolidated capitalization (or its equivalent in any other freely convertible currency or currencies) of Delhaize Group or any Material Subsidiary or assumed by or guaranteed by Delhaize Group or any Material Subsidiary, and, provided, that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such indebtedness is contested in good faith; provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the debt securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

•	certain events of bankruptcy, insolvency or reorganization of Delhaize Group or any Material Subsidiary; or

•	any other event of default provided with respect to debt securities of such series and described in the applicable prospectus supplement.

€500 million 5.625% senior notes due 2014

Delhaize Group’s 5.625% notes due 2014 (the “5.625% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of June 27, 2007 (the “5.625% Notes Indenture”). This summary of the 5.625% Notes Indenture and 5.625% Notes is qualified in its entirety by reference to the actual 5.625% Notes Indenture filed with the SEC as Exhibit 2.12 to Delhaize Group’s Annual Report on Form 20-F filed June 29, 2007, which is incorporated herein by reference.

The 5.625% Notes were issued in an original aggregate principal amount of €500 million, all of which remained outstanding as of December 31, 2011. We expect to use the net proceeds from this offering in part to fund our repurchase in a tender offer for cash prior to maturity commenced on March 22, 2012, of up to €300 million aggregate principal amount of the 5.625% Notes, plus accrued and unpaid interest and premium amounts. The tender offer is being made upon the terms, and subject to the conditions, set forth in the Tender Offer Memorandum dated March 22, 2012. Any remaining net proceeds from this offering are expected to be used for general corporate purposes.

Interest on the 5.625% Notes is payable annually in arrears on each June 27. The 5.625% Notes will mature on June 27, 2014. The 5.625% Notes are unsecured and rank pari passu with all of

Delhaize Group’s other unsecured and unsubordinated indebtedness. The 5.625% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and the other U.S. subsidiaries of Delhaize Group party thereto. The 5.625% Notes are listed on the Official List of the Luxembourg Stock Exchange. The 5.625% Notes Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 5.625% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 5.625% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the 5.625% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date) discounted to the redemption date, on an annual basis (based on the actual number of days elapsed) at the Bund Rate (as defined in the 5.625% Notes Indenture) plus 15 basis points, as determined by the Reference German Bund Dealer (as defined in the 5.625% Notes Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 5.625% Notes being redeemed at the redemption date.

$450 million 6.50% senior notes due 2017

Delhaize Group’s 6.50% notes due 2017 represented by certificated depositary interests (the “6.50% Notes”) were issued pursuant to Delhaize Group’s Indenture, dated as of June 27, 2007 (the “6.50% Notes Indenture”). The terms of the 6.50% Notes are those stated in the 6.50% Notes Indenture and those made part of the 6.50% Notes Indenture by reference to the Trust Indenture Act. This summary of the 6.50% Notes Indenture and 6.50% Notes is qualified in its entirety by reference to the actual 6.50% Notes Indenture filed with the SEC as Exhibit 2.11 to Delhaize Group’s Annual Report on Form 20-F filed June 29, 2007, which is incorporated herein by reference.

The 6.50% Notes were issued in an original aggregate principal amount of $450 million, all of which remained outstanding as of December 31, 2011. Interest on the 6.50% Notes is payable semi-annually in arrears on each June 15 and December 15. The 6.50% Notes will mature on June 15, 2017. The 6.50% Notes are unsecured and rank pari passu with all of Delhaize Group’s other unsecured and unsubordinated indebtedness. The 6.50% Notes are obligations of Delhaize Group and are guaranteed pursuant to the Cross Guarantee Agreement by Delhaize US Holding, Inc., Delhaize America and the other U.S. subsidiaries of Delhaize Group party thereto. The 6.50% Notes Indenture, among other things, limits the ability of Delhaize Group and its subsidiaries to create liens and enter into sale-leaseback transactions. The 6.50% Notes are redeemable, at our option, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the 6.50% Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal, interest and liquidated damages, if any, on the 6.50% Notes being redeemed (exclusive of interest accrued and unpaid to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 6.50% Notes Indenture) plus 25 basis points as determined by a Reference Treasury Dealer (as defined in the 6.50% Notes Indenture), plus accrued and unpaid interest and liquidated damages, if any, on the 6.50% Notes being redeemed at the redemption date.

Events of default for 5.625% Notes and 6.50% Notes

With respect to the 5.625% Notes and the 6.50% Notes in respect to the indenture governing such notes, each of the following is an event of default:

•	a default for 30 days in any payment of interest on any note issued under such indenture when due and payable;

•	failure to pay the principal of any note issued under such indenture when due;

•	the failure by Delhaize Group to comply with the change of control provisions of such indenture;

•

the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement or the repudiation by any Cross Guarantor of its obligations under the Cross Guarantee Agreement, in each case for 30 days after Delhaize Group receives written notice from the trustee under such indenture, or the Cross Guarantee Agreement fails to be in full force and effect;

•

the failure by Delhaize Group for 30 days after it receives written notice from the trustee under such indenture to comply with any one or more of its obligations under the notes issued under such indenture (other than any obligation for the payment of any interest, principal or any other amount in respect of such notes or to comply with the change of control provisions of such indenture);

•

default by Delhaize Group or any Material Subsidiary (as defined in such indenture governing such notes) in the due payment of any other indebtedness having a minimum aggregate amount of 2% of Delhaize Group’s consolidated capitalization (or its equivalent in any other freely convertible currency or currencies) of Delhaize Group or any Material Subsidiary or assumed by or guaranteed by Delhaize Group or any Material Subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such indebtedness is contested in good faith; provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

•	certain events of bankruptcy, insolvency or reorganization of Delhaize Group.

€500 million multicurrency treasury notes program

On June 1, 2005, Delhaize Group together with Delhaize The Lion Coordination Center SA/NV issued treasury notes, with undetermined maturity, under a general program the aggregate nominal value of which cannot exceed €500,000,000 (the “Treasury Notes”). As of December 31, 2011, there were no Treasury Notes outstanding.

The Treasury Notes, among other things, limit Delhaize Group’s ability and that of Delhaize The Lion Coordination Center SA/NV and any of its subsidiaries to create liens and guarantee the indebtedness of Delhaize Group or Delhaize The Lion Coordination Center SA/NV. Events of default under the Treasury Notes include, among others, with respect to any Treasury Note:

•	failure to pay any amount under the Treasury Notes, as and when the same shall become due and payable and continuance of such default for a period of 15 business days;

•

failure to perform any other of the covenants or agreements of Delhaize Group or Delhaize The Lion Coordination Center SA/NV under the Treasury Notes and continuance of such default for a period of 20 business days after the date of written notice of such failure;

•

a default, under instruments evidencing or under which Delhaize Group or Delhaize The Lion Coordination Center SA/NV has outstanding at the date of such default, in the payment of an aggregate principal amount of indebtedness in excess of €13,000,000 (or its equivalent in any other freely convertible currency or currencies) shall occur and be continuing, subject to remedy of such defaults under such instruments; or

•	certain events of bankruptcy, insolvency or reorganization of Delhaize Group or any of its Material Subsidiaries (as defined in the terms and conditions of the Treasury Notes).

Delhaize Group SA/NV ISDA agreements

On August 6, 2007 Delhaize Group entered into an ISDA and CSA agreement with Merrill Lynch & Co., Inc. In 2009, Delhaize Group entered into an ISDA and CSA agreement with KBC Bank NV, Fortis, ING, JP Morgan, Société Générale and Bank of America. The obligations under these agreements are also covered by the Cross Guarantee Agreement.

Delhaize Group SA/NV cross currency interest rate swap

In 2009, Delhaize Group entered into a cross currency swap to cover the foreign currency exposure of Delhaize Group. The agreement involves an exchange of the principal amount ($300 million for €228 million) and interest payments (both fixed). This transaction has been designated and qualified for hedge accounting in accordance with IAS 39 and is reflected in the financial statements of Delhaize Group as cash flow hedges.

Certain committed credit facilities

As of December 31, 2011, Delhaize Group had committed credit lines totaling €738 million, of which €46 million was utilized for credit. These credit lines consist of the €600 million New Facility Agreement (described above), €136 million of bilateral credit facilities for European entities and €2 million of credit facilities for letters of credit and guarantees, of which €2 million was used at December 31, 2011. The committed bilateral credit facilities and the credit facilities for letters of credit and guarantees are governed by the banks’ respective general terms and conditions.

European and Asian entities’ uncommitted credit facilities

Delhaize Group’s European and Asian entities together have uncommitted credit facilities agreements with major banks active on the Belgian, Greek and Balkans markets for an overall amount of approximately €140 million and are governed by these banks’ respective general terms and conditions. Delhaize Group had no outstanding borrowings and €8 million letters of credit outstanding under these credit facilities as of December 31, 2011.

Financing arrangements of Delhaize America

Delhaize America uncommitted credit facilities

Delhaize America has uncommitted credit facility agreements for an overall amount of approximately $150 million. Delhaize America had no outstanding borrowings and $5 million in letters of credit outstanding under these credit facilities as of December 31, 2011.

Delhaize America 2031 debentures issued under its 2001 indenture

Delhaize America’s 9.000% debentures due 2031 (the “2031 Debentures”) were issued pursuant to Delhaize America’s Indenture, dated as of April 15, 2001 (as supplemented, the “2001 Indenture”). The terms of the 2031 Debentures are those stated in the 2001 Indenture and those made part of the 2001 Indenture by reference to the Trust Indenture Act. This summary of the 2001 Indenture and 2031 Debentures is qualified in its entirety by reference to the actual 2001 Indenture (including supplements) filed with the SEC as Exhibits 10.1 and 10.2 to Delhaize America’s Amendment No. 1 to Current Report on Form 8-K filed April 26, 2001, Exhibit 4(e) to Delhaize America’s Registration Statement on Form S-4 filed September 17, 2001, Exhibit 4(f) to Delhaize America’s Amendment No. 2 to Registration Statement on Form S-4 filed November 15, 2001, Exhibit 4(h) to Delhaize America’s Annual Report on Form 10-K filed April 2, 2004, Exhibit 4 to Delhaize America’s Quarterly Report on Form 10-Q filed May 17, 2005, Exhibit 4(k) to Delhaize America’s Annual Report on Form 10-K filed March 30, 2007, Exhibit 99.5 to Delhaize Group’s Report Form 6-K filed May 29, 2007 (second of three reports), and Exhibit 2.9 to Delhaize Group’s Annual Report on Form 20-F filed June 28, 2010, which are incorporated herein by reference.

The 2031 Debentures were issued in an original aggregate principal amount of $900 million, of which $271.4 million remained outstanding as of December 31, 2011. Interest on the 2031 Debentures is payable semi-annually in arrears on each April 15 and October 15. The 2031 Debentures are unsecured and rank pari passu with all of Delhaize America’s other unsecured and unsubordinated indebtedness. The 2031 Debentures are obligations of Delhaize America and are guaranteed by Delhaize Group and Delhaize US Holding, Inc. pursuant to the Cross Guarantee Agreement and substantially all of the subsidiaries of Delhaize America pursuant to the 2001 Indenture. The 2031 Debentures are redeemable, at Delhaize America’s option, in whole or in part at any time, at a redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the securities being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the 2001 Indenture) plus 50 basis points, plus in each case accrued interest to the redemption date.

Certain other terms of the 2001 Indenture

The 2001 Indenture, among other things, limits the ability of Delhaize America and its subsidiaries to create liens, enter into sale-leaseback transactions and guarantee the indebtedness of Delhaize Group. Events of default under the 2001 Indenture include, among others:

•

failure to pay any installment of interest on the 2031 Debentures, or any additional amounts payable with respect thereto, as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•

failure to pay the principal of or any premium on the 2031 Debentures, or any additional amounts payable with respect thereto, as and when the same shall become due and payable upon maturity, upon redemption, by declaration or otherwise;

•	failure to pay or satisfy any mandatory sinking fund installment, as and when the same shall become due and payable by the terms of the 2031 Debentures;

•

failure to perform any other of the covenants or agreements of Delhaize America or a guarantor under the 2001 Indenture (a “2001 Indenture Guarantor”) in the 2001 Indenture, continued for a period of 90 days after the date of written notice of such failure as provided in the 2001 Indenture;

•

an event of default under instruments evidencing or under which Delhaize America or a 2001 Indenture Guarantor has outstanding at the date of such event of default an aggregate principal amount of indebtedness in excess of 2% of its respective consolidated capitalization shall occur and be continuing, and such indebtedness shall have been accelerated; or default in the payment of an aggregate principal amount of indebtedness in excess of 2% of its respective consolidated capitalization at the stated maturity thereof; subject to remedy of such defaults under such instruments; and

•	certain events of bankruptcy, insolvency or reorganization of Delhaize America.

Delhaize America 2027 Notes issued under its 1991 Indenture

Delhaize America’s 8.05% Notes due 2027 (the “2027 Notes”) were issued pursuant to its Indenture, dated as of August 15, 1991 (as supplemented, the “1991 Indenture”). The terms of the 2027 Notes are those stated in the 1991 Indenture and those made part of the 1991 Indenture by reference to the Trust Indenture Act. This summary of the 1991 Indenture and 2027 Notes is qualified in its entirety by reference to the actual 1991 Indenture (including supplements) filed with the SEC as Exhibit 4a to Delhaize America’s Annual Report on Form 10-K filed March 27, 1992, Exhibit 10.A to Delhaize America’s Quarterly Report on Form 10-Q filed May 5, 1997, Exhibit 4(b) to Delhaize America’s Quarterly Report on Form 10-Q filed May 18, 2004, Exhibit 4(j) to Delhaize America’s Annual Report on Form 10-K filed March 30, 2007, and Exhibit 99.4 to Delhaize Group’s Report on Form 6-K filed May 29, 2007 (second of three reports), which are incorporated herein by reference.

The 2027 Notes were issued in an original aggregate principal amount of $150 million of which $70.8 million remained outstanding as of December 31, 2011. Interest on the 2027 Notes is payable semi-annually, in arrears, on each April 15 and October 15. The 2027 Notes are unsecured and rank pari passu with all of our other unsecured and unsubordinated indebtedness. The 2027 Notes are obligations of Delhaize America and are guaranteed by Delhaize Group, Delhaize US Holding, Inc. and Victory Distributors, Inc. pursuant to the Cross Guarantee Agreement and substantially all of the other subsidiaries of Delhaize America pursuant to the 1991 Indenture. The 1991 Indenture, among other things, limits the ability of Delhaize America and its subsidiaries to create liens and enter into sale-leaseback transactions. The 2027 Notes are redeemable as a whole or in part, at the option of Delhaize America at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of each such 2027 Note to be redeemed and (ii) the sum of the present values of the remaining scheduled payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued interest on the principal amount being redeemed to the date of redemption.

Events of default under the 1991 Indenture include, among others:

•	failure to pay any installment of interest on the 2027 Notes when the same shall become due and payable, and continuance of such default for a period of 30 days;

•	failure to pay the principal of or any premium on the 2027 Notes when the same shall become due and payable upon maturity, upon redemption, by declaration or otherwise;

•	failure to pay or satisfy any mandatory sinking fund installment, as and when the same shall become due and payable by the terms of 2027 Notes;

•

failure to perform any other of the covenants or agreements of Delhaize America in the 1991 Indenture, continued for a period of 90 days after the date of written notice of such failure as provided in the 1991 Indenture;

•

an event of default under instruments evidencing or under which Delhaize America has outstanding at the date of such event of default an aggregate principal amount of indebtedness in excess of 2% of its consolidated capitalization shall occur and be continuing, and such indebtedness shall have been accelerated; or default in the payment of an aggregate principal amount of indebtedness in excess of 2% of its consolidated capitalization at the stated maturity thereof; subject to remedy of such defaults under such instruments; and

•	certain events of bankruptcy, insolvency or reorganization of Delhaize America.

Delhaize America ISDA agreements

On August 6, 2007 Delhaize America entered into an ISDA and CSA agreement with Merrill Lynch & Co., Inc., the obligations under which are also covered by the Cross Guarantee Agreement. In 2009, Delhaize America entered into an ISDA and CSA agreement with Fortis and Bank of America the obligations under which are also covered by the Cross Guarantee Agreement.

Delhaize America interest rate swaps

Delhaize Group uses interest rate swaps to hedge its interest rate risks. Delhaize Group issued €500 million of its 5.625% Notes at a fixed interest rate and with a 7 year term in June of 2007. Delhaize America swapped 100% of the proceeds to a Euribor 3-month floating rate for the 7 year term. The maturity dates of the interest rate swap arrangements match those of the underlying debt. The spread between fixed and variable rates to be paid or received is accrued as interest rates change in accordance with the swap agreements and recognized over the life of the agreements as an adjustment to interest expense. These transactions were designated and qualified for hedge accounting in accordance with IAS 39 and were reflected in the financial statements of Delhaize Group as fair value hedges.

Delhaize America cross currency interest rate swaps

Delhaize Group further uses derivative financial instruments, such as cross currency interest rate swaps, to hedge its foreign currency risks. In addition to the interest rate swaps, in 2007 Delhaize America entered into cross currency interest rate swaps in order to cover its foreign currency exposure. The agreements involve an exchange of the principal amount (€500 million for $670 million) and interest payments (both variable). Delhaize Group did not apply hedge accounting to this transaction because this swap constitutes a natural hedge with Delhaize America’s underlying intercompany €500 million term loan, which is owed to another subsidiary of Delhaize Group.

Description of the Notes

The following Description of the Notes (referred to in the accompanying prospectus as the “debt securities”) supplements, and to the extent inconsistent, replaces the Description of Debt Securities set forth in the accompanying prospectus.

Definitions of certain terms used in this section may be found under the heading “Certain Definitions.” For purposes of this section, the term “Notes” refers to the Notes to be issued on the date as of which the Indenture (as defined below) is dated (the “Closing Date”) and any Additional Notes (as defined below). Capitalized terms defined in the accompanying prospectus and not defined herein are used herein as therein defined.

The Notes will constitute a series of debt securities to be issued under the Indenture dated as of February 2, 2009 between Delhaize Brothers and Co. “The Lion” (Delhaize Group) SA/NV (the “Issuer”) and The Bank of New York Mellon, as Trustee (the “Trustee”), the terms of which are described in the accompanying prospectus, as supplemented by a Second Supplemental Indenture between the Issuer and the Trustee, the terms of which are described in this prospectus supplement (together, the “Indenture”).

The following description is meant to be only a summary of certain provisions of the Indenture and the deposit agreement, dated as of February 2, 2009 between our company and The Bank of New York Mellon, as CDI Depositary for the Notes (the “Deposit Agreement”). It does not restate the terms of the Indenture or the Deposit Agreement in their entirety. You are urged to carefully read the Indenture and the Deposit Agreement as those documents, and not this description, govern your rights as Holders of the Notes.

Overview of the Notes

The Notes will, upon issuance:

•	be senior unsecured obligations of the Issuer;

•	rank equally in right of payment with all existing and future senior unsecured Indebtedness of the Issuer;

•	be senior in right of payment to all existing and future Subordinated Obligations of the Issuer;

•

be effectively subordinated to all existing and future secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (other than to the extent that such assets also secure the Notes on an equal and ratable basis);

•

benefit from the Cross Guarantee Agreement among the Issuer, Delhaize US Holding, Inc., and Delhaize America, which are Subsidiaries of the Issuer, and substantially all of the other U.S. Subsidiaries of the Issuer;

•	be effectively subordinated to all existing and future Indebtedness of Subsidiaries of the Issuer that are not Cross Guarantors; and

•	not be listed on any stock exchange.

Principal, maturity and interest

The aggregate principal amount of the Notes is $            . The Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on                     . The Notes

will bear interest at the rate of     % per year payable semiannually in arrears at the close of business on              and              of each year (each, an “interest payment date”), beginning on                     , 2012. Interest on CDIs representing interests in the Notes will be paid on the relevant interest payment date to Holders of record on the relevant record date being              and              of each year (each, a “record date”). Interest on the Notes represented by CDIs will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date.

We will initially issue Notes represented by CDIs in an aggregate principal amount of $        , in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess of $2,000 and that will mature on                     .

Indenture may be used for future issuances

The Issuer may issue additional notes having terms and conditions substantially identical to the Notes it is currently offering (the “Additional Notes”) from time to time. The Issuer will only be permitted to issue such Additional Notes if at the time of such issuance the Issuer and its Subsidiaries are in compliance with the covenants contained in the Indenture. Any Additional Notes will be treated with the Notes as a single class for all purposes under the Indenture, including with respect to waivers and amendments, except as otherwise specified herein.

Payments and registrar

Payments in respect of any Global Note deposited with the operator of the X/N System (or with a depositary therefor) will be made to the CDI Depositary for onward payment to the Holders. For additional information about payment procedures, see “Book-Entry, Form, Clearance and Settlement”.

In the event that definitive registered Notes are exchanged against any Global Note, (a) the Issuer, or any agent designated by the Issuer to perform such function, will act as registrar, and (b) the Issuer will pay the principal of, premium, if any, and interest on, the Notes at any of its offices or any agent designated by it which is located in (i) the City of London, or (ii) the City of New York. The Issuer may also designate additional offices or agents for the payment of the principal of, premium, if any, and interest on, the Notes. The Issuer, however, reserves the right to pay interest to Holders of the Notes by check mailed directly to Holders of the Notes at their registered addresses.

In the event that definitive registered Notes are exchanged against any Global Note, Holders of the Notes may exchange or transfer Notes at the offices of the registrar. No service charge will be made for any registration of transfer or exchange of Notes. The Issuer, however, may require Holders of the Notes to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange. For additional information about transfer procedures, see “Book-Entry, Form, Clearance and Settlement”.

The Issuer has undertaken under the Indenture that it will ensure, to the extent practicable, that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income.

Cross Guarantee Agreement

The Notes will benefit from the Cross Guarantee Agreement among the Issuer, Delhaize US Holding, Inc., Delhaize America and substantially all of the other U.S. subsidiaries of the Issuer, as described in the accompanying prospectus under the heading “Description of Guarantees—Cross Guarantee Agreement.”

Negative pledge

So long as any Note remains outstanding, the Issuer:

(1)	will not create or permit to subsist any Lien upon the whole or any part of the Issuer’s assets or revenues present or future to secure any Relevant Debt or any guarantee of or indemnity in respect of any Relevant Debt (save under the Cross Guarantee Agreement);

(2)	will procure that no Material Subsidiary as defined under “Description of Debt Securities—Certain Definitions” in the accompanying prospectus (determined at the time of incurrence) creates or permits to subsist any Lien upon the whole or any part of the it’s assets or revenues present or future to secure any Relevant Debt of the Issuer or any guarantee of or indemnity in respect of any such Relevant Debt (save under the Cross Guarantee Agreement or as set forth in clause (3) below); and

(3)	will procure that no Material Subsidiary (determined at the time of incurrence) gives any guarantee of, or indemnity in respect of, any of the Relevant Debt of the Issuer, unless, at the same time or prior thereto, the Issuer’s obligations under the Notes and the Indenture (A) are secured equally and ratably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, or (B) have the benefit of such other Lien, guarantee, indemnity or other arrangement not materially less beneficial to the Holders of the Notes.

Optional redemption

All or a portion of the Notes represented by CDIs may be redeemed at the Issuer’s option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest and liquidated damages, if any, on the Notes represented by CDIs being redeemed (exclusive of interest accrued and unpaid to the redemption date) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points, as determined by a Reference Treasury Dealer, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption

“Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of dollar denominated corporate debt securities of a comparable maturity to the remaining term of such Notes represented by CDIs.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means at any time (1) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer and (2) any other two Primary Treasury Dealers selected by the Issuer.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Once a notice of redemption is mailed, the Notes called for redemption in such notice will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

The redemption notice needs not set forth the make-whole price but only the manner of calculation thereof. The Issuer will notify the Trustee of the make-whole price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days and not less than 45 days before the redemption date, the particular Notes or portions of the Notes for redemption from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portion thereof called for redemption.

Change of Control

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its rights to redeem the Notes as described above, the Holders of the Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000 with respect to the Notes) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will be required to mail a notice to Holders of Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the Domiciliary Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

For purposes of the foregoing discussion of a repurchase at the option of Holders of the Notes, the following definitions are applicable:

“Rating Event” means the Notes are rated at or below Ba1 by Moody’s (as defined below) and at or below BB+ by S&P (as defined below) on any date from the date of the public announcement by the Issuer of an arrangement that could result in a Change of Control until the end of the 60-day period following public announcement by the Issuer of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (as defined below)); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) in a single transaction or in a related series of transactions the result of which is that any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the then outstanding number of voting rights in the Issuer’s capital stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) the Issuer becomes a wholly owned subsidiary of a holding company; and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s voting stock immediately prior to that transaction. For the purposes of this definition of “Change of Control”, the term “Person” shall include a “person” as that term is used in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the initial issuance of the Notes; or (2) was proposed for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such proposal or election.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

Existing indebtedness may contain in the future, and future indebtedness of the Issuer may contain, prohibitions on certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the Holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—We may not be able to fulfill our obligation to offer to purchase Notes upon a change of control, and this obligation may discourage a sale or takeover of us”.

The definition of “Change of Control” includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Issuer to repurchase Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its subsidiaries taken as a whole to another Person or group may be uncertain.

Payments of additional amounts

The Kingdom of Belgium may require us to withhold amounts from payments on the principal or interest on the Notes for taxes or any other governmental charges. If such a withholding is required, the Issuer may be required to pay you an additional amount so that the net amount you receive will be the amount to which you are entitled. For more information on additional amounts and the situations in which the Issuer must pay additional amounts, see “Description of Debt Securities—Payments of Additional Amounts” in the accompanying prospectus.

Optional redemption for tax reasons

The Issuer may, at its option, redeem the Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all additional amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject, if applicable, to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the Notes, the Issuer would be required to pay additional amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction). For more information on optional redemption for tax reasons, see “Description of Debt Securities—Optional Redemption for Tax Reasons” in the accompanying prospectus.

Satisfaction and Discharge; Legal Defeasance and Covenant Defeasance

The Issuer may be released from payment or other obligations on the Notes as described under “Description of Debt Securities—Satisfaction and Discharge” and “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Payment at maturity

The Issuer will pay the Notes represented by CDIs that have not been previously redeemed or purchased and cancelled, on                      at 100% of their principal amount plus accrued and unpaid interest thereon, if any, to the maturity date (subject, if applicable, to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date).

Selection

If the Issuer partially redeems the Notes, the Trustee will, not more than 60 nor less than 45 days before the applicable redemption date, select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate.

No Note in aggregate principal amount of $2,000 or less will be redeemed in part. If the Issuer redeems any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as there has been deposited with any paying agent funds sufficient to pay any accrued and unpaid interest, if any, on the Notes to be redeemed.

Concerning the Trustee

The Bank of New York Mellon is to be the Trustee under the Indenture and has been appointed by the Issuer as CDI Depositary with regard to the CDIs. ING Belgium SA/NV has been appointed paying agent with regard to the Notes.

Certain definitions

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

“Book-Entry Interest” means a book-entry interest in the Global Note, whether directly or indirectly through a book-entry interest in any CDI representing an interest in the Global Note, held by or through a Participant in the X/N System or an Indirect Participant in the X/N System.

“Business Day” means each day which is not a Legal Holiday.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with International Financial Reporting Standards (IFRS) as in effect as of the date of the Indenture, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“Global Note” means the global note representing the Notes.

“Holder” means (a) in the case of any Global Note in bearer form, the holders of Book-Entry Interests therein; provided, however, that for the purposes (i) of payments of principal, premium, if any, and interest on such Global Note and (ii) of providing its consent or voting, in particular as set out in the first two paragraphs of “Amendments and Waivers” in the accompanying prospectus, “Holder” means the direct holder of such Global Note (as shown in the records of the NBB or of a participant in the X/N System) or (b) in any other case, the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations for letters of credit securing obligations (other than obligations described in clause (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indirect Participant” means a Person who is a Participant in the X/N System indirectly by being a Participant in a Person who is a direct Participant or itself an Indirect Participant in the X/N System

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are generally not open in Brussels, Belgium, the State of New York or London, England.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers.

“Participant” means (a) with respect to the X/N System, Euroclear or Clearstream or any other Person who has an account with the X/N System and (b) with respect to Euroclear, Clearstream and DTC, their respective Participants holding an account with them.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. For the purposes of the definition of “Change of Control”, the term “Person” shall include a “person” as that term is used in Section 13(d)(3) of the Exchange Act.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures or other securities which are for the time being, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities exchange.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the Closing Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in each Indenture until a successor replaces it and, thereafter, means the successor.

“X/N System” means the securities clearing system recognized or approved in accordance with Articles 3 through 12 of the Law of 2 January 1991 of Belgium on the market of public debt securities and the monetary policy instruments, as amended, the Law of 6 August 1993 of Belgium, as amended, and its implementing decrees, as amended, and the Law of 15 July 1998 of Belgium and its implementing decrees, which is currently the securities clearing system operated by the NBB.

Book-entry, form, clearance and settlement

Form of Notes

The Notes will be represented by one global note, in bearer form, which will represent the entire principal amount of the Notes issued on the Closing Date (the “Global Note”).

The Global Note will be deposited on the Closing Date with the NBB as operator of the X/N System pursuant to an agreement between us, ING Belgium SA/NV (the “Domiciliary Agent”) and the NBB. The person shown in the records of the NBB or the direct or indirect participants in the X/N System as the holder of a particular principal amount of the Notes (in which regard any certificate or other document issued by the NBB or by the relevant direct or indirect participant shall be conclusive and binding for all purposes save in the event of manifest error) shall for all purposes be treated by us and any paying agent as the holder of such principal amount of Global Note, including for the payment of principal, premium (if any), and interest on the Global Note.

Upon the Global Note being credited to the account of The Bank of New York Mellon as the holder of 100% of the book-entry interests in the Global Note in the records of Euroclear, The Bank of New York Mellon, as CDI Depositary for the Notes, will create one or more CDIs representing a 100% interest in the CDI Depositary’s book-entry interests in the underlying Global Note and issue them in the name of Cede & Co., as nominee of DTC. The CDI Depositary will hold the CDIs as custodian on behalf of DTC. Upon such issuance, DTC will credit on its book-entry registration and transfer system the relevant participants’ accounts with the interests owned by its participants.

Ownership of such book-entry interests in the CDIs representing interests in the Global Note is shown on, and the transfer of such interests will be effected only through, records maintained by DTC and their respective participants.

You may also hold your interest in the CDIs representing interests in the Global Note through organizations in addition to Euroclear and Clearstream that are participants in DTC. Euroclear and Clearstream will hold all interests on behalf of their account holders through securities accounts in their names on the books of their depositaries. Those depositaries will hold these interests in securities accounts in the depositaries’ names on the books of DTC.

All interests in the Notes, will be subject to the procedures and requirements of the X/N System. Interests in the CDIs representing interests in the Notes, if held through Euroclear or Clearstream, as direct participants in DTC or otherwise through DTC, will also be subject to the procedures and requirements of each system, as applicable.

Except as described under “—Issuance of Definitive Registered Notes”, direct participants or indirect participants are not entitled to have Notes registered in their names. They will not receive or be entitled to receive physical delivery of Notes and will not be considered the owners or holders thereof under the Indenture or the Deposit Agreement. Accordingly, each person owning book-entry interests in CDIs must rely on the procedures of the CDI Depositary, DTC, Euroclear and/or Clearstream. If such person is not a participant in DTC, Euroclear or Clearstream, they must rely on the procedures of the participant in the clearing system through which such person owns their interest to exercise any rights and remedies of a holder under the Indenture and the Deposit Agreement. For more information, see “—Action by Owners of Book-Entry Interests” below. If any definitive registered notes are exchanged for a Global Note, they will be exchanged for definitive registered notes as described under “—Issuance of Definitive Registered

Notes”. Unless and until book-entry interests in the CDIs representing interests in the Global Note are exchanged for definitive registered notes, the interest held by DTC in the CDIs may not be transferred except as a whole.

The laws of some countries and some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. Under no circumstances will notes be issued in bearer form to holders of book-entry interests in the Notes. These laws may impair your ability to own, transfer or pledge the book-entry interests.

Although DTC, Euroclear and Clearstream have implemented certain procedures to facilitate transfers of book-entry interests in the CDIs representing interests in the Notes among participants of DTC, Euroclear and Clearstream, as direct participants in DTC they are under no obligation to perform or continue to perform these procedures. The procedures may be discontinued at any time.

Interests in the Notes whether through the Global Note or the CDIs may be held only by eligible investors referred to in Article 4 of the Belgian Royal Decree of May 26, 1994 holding such Notes in an exempt securities account with the X/N System or with a direct (including Euroclear and Clearstream) or indirect participant in such system, as further described in “Tax Considerations—Material Belgian Tax Considerations” in the accompanying prospectus.

Original issue

On or before the date of completion of the offering of the Notes, ING Belgium SA/NV, the Domiciliary Agent, on behalf of our company, will deliver a duly executed and authenticated Global Note in bearer form to the NBB as operator of the X/N System, where it will be immobilized. Upon receipt of the Global Note, the NBB as operator of the X/N System will credit the Domiciliary Agent’s exempt securities account in the X/N System with an amount of the Notes equivalent to the principal amount of the Global Note.

On the date of completion of the offering of the Notes, the Domiciliary Agent will credit Euroclear’s exempt securities account with the X/N System. Euroclear will, in turn, credit 100% of its book-entry interest in the Global Note to the exempt securities account of The Bank of New York Mellon as CDI Depositary so that it can create CDIs representing interests in the Global Note. See “—Form of Notes” above. Following payment of the net proceeds for the issue of the Notes, DTC will credit the holders of book-entry interests in the CDIs representing interests in the Global Note by crediting their securities accounts as participants of DTC, in accordance with the principal amount of book-entry interests in the CDIs purchased by each of them, or in the case of Euroclear and Clearstream as direct participants in DTC, purchased by participants in those clearing systems.

Payments on Notes

Payments of any cash amounts owing in respect of the Notes will be made by us in U.S. dollars to the CDI Depositary. Under a deposit agreement between our company and the CDI Depositary (the “Deposit Agreement”), the CDI Depositary will make payments of cash amounts on the CDIs to DTC upon receipt by it; DTC will then distribute those payments to participants in accordance with its procedures, including to Euroclear and Clearstream.

Issuance of definitive registered Notes

Under the terms of the Indenture and the Deposit Agreement, book-entry interests in CDIs representing interests in the Global Note will be exchangeable in whole but not in part for individual definitive registered notes (“Definitive Registered Notes”) only if (A) (i) the NBB ceases to operate the X/N System and (ii) a successor operator is not appointed within 15 days of notice of such event, (B) both Euroclear and Clearstream notify us that they are unwilling or unable to continue to act as clearing agency and a successor depositary is not appointed by us within 15 days of notice of such event, (C) DTC notifies us or the CDI Depositary that it is unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the CDI Depositary at our request within 15 days of notice of such event, (D) the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI Depositary is not appointed by us within 15 days of its giving notification thereof to us or (E) if, as a result of any amendment to, or change in, the laws or regulations of Belgium, another Member State or the United States (or any political sub-division of any of the foregoing) or of any authority therein or thereof having power to tax or in the interpretation, by a revenue authority or a court, or administration of such laws or regulations which become effective after the Closing Date, we reasonably conclude that continuing to settle the Notes through the X/N System would require it to make a deduction or withholding from any payment in respect of the Notes which would not then be required in respect of Definitive Registered Notes.

In the event that Definitive Registered Notes become issuable pursuant to clause (A) above:

(i)	we shall (a) issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Note and (b) instruct the Domiciliary Agent to request the NBB to cancel the Global Note within five business days after such request; and

(ii)	the Bank of New York Mellon, New York Branch, shall: (a) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the CDIs representing interests in the Global Note (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC) and (b) upon cancellation of the Global Note by the NBB, arrange for the entry of the Definitive Registered Notes in the register kept by us and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book entry interests.

In the event that Definitive Registered Notes become issuable pursuant to clause (B) or (E) above:

(i)	The Bank of New York Mellon, New York Branch, shall deliver to us a request for the issue of Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Note;

(ii)	we shall (a) issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes and (b) instruct the Domiciliary Agent to request the NBB to cancel the Global Notes within five business days after such request; and

(iii)

the Bank of New York Mellon, New York Branch, shall: (A) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the CDIs representing interests in the Global Note (for the latter, based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC) and

(B) arrange for the entry of the Definitive Registered Notes in the register kept by us and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book-entry interests.

In the event that Definitive Registered Notes become issuable pursuant to clause (C) or (D) above:

(i)	we shall (a) issue Definitive Registered Notes in an aggregate principal amount equal to the principal amount of the Global Notes and (ii) instruct the Domiciliary Agent to request the NBB to cancel the Global Notes within five business days after such request; and

(ii)	the substitute to the CDI Depositary shall: (A) arrange for Definitive Registered Notes to be issued in the amount of and in the name of the holders of book-entry interests in the CDIs representing interests in the Global Note (based on instructions received by it from the CDI Depositary, in turn based on instructions from DTC) and (B) arrange for the entry of the Definitive Registered Notes in the register kept by us and the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of the relevant holders of book-entry interests.

In addition, book-entry interests in CDIs representing interests in the Global Note will be exchangeable in whole or in part for Definitive Registered Notes at the request of any holder of such book-entry interests within 60 days following notice given by us or the Trustee of an Event of Default described in clauses (1), (2), (6), (7) or (8) under “Description of Debt Securities—Events of Default” in the accompanying prospectus, with respect to the Notes. Any such request must include the principal amount of the Definitive Registered Notes to be issued at the request of such holder, together with such holder’s name and account number in the X/N System, DTC, Euroclear and/or Clearstream, as the case may be.

In the event that the Domiciliary Agent receives a request to issue Definitive Registered Notes in accordance with the preceding paragraph, the Domiciliary Agent shall: (A) notify us of such holder’s request; (B) deliver to the NBB a “schedule of amendment of the principal” to be annexed, according to the provisions of the clearing agreement among our company, the Domiciliary Agent and the NBB (the “Clearing Agreement”), to the Global Note reflecting the remaining principal amount of the Global Note (after giving effect to the issuance of the Definitive Registered Notes pursuant to this paragraph); and (C) notify the registrar thereof of the amount of and the name in which such Definitive Registered Notes are to be issued, based on the details provided in such holder’s request, in order that the registrar (i) enter the Definitive Registered Notes in the register and (ii) cause the delivery of certificates evidencing the entry of the Definitive Registered Notes in such register in the name of such holder. The CDI Depositary will, whenever the aggregate principal amount of the Global Note is reduced, reduce the aggregate principal amount of the CDIs by an equal amount. Definitive Registered Notes will not be eligible for settlement through the X/N System.

Transfers

The Global Note may only be transferred in accordance with the Indenture and the Clearing Agreement. The CDIs may be transferred only in accordance with the Deposit Agreement and the procedures of DTC. The Clearing Agreement provides that the Global Note will represent the entries in the securities accounts at the X/N System and constitute a unique deposit governed by the principle of fungibility.

Definitive Registered Notes may be transferred only in accordance with the Indenture and in accordance with the following procedure:

Holders of the Definitive Registered Notes will be recorded in the register kept by us, or an agent appointed by us. Title to the Definitive Registered Notes will pass upon the registration of transfer in the register. Our company, its paying agents and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the registered Holder of any Definitive Registered Note as the absolute owner for all purposes (whether or not the Note shall be overdue and notwithstanding any notice of ownership or writing on such Definitive Registered Note or any notice of previous loss or theft of such Definitive Registered Note or of any trust or interest therein). Transfer of the Definitive Registered Notes will only be registered upon the surrender of the Definitive Registered Notes being transferred at the specified office of our company or a paying agent. Our company, the Trustee and each paying agent may require appropriate endorsement or transfer documents and the payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers or exchanges.

Notwithstanding the foregoing, we will not be required to register the transfer of any of the Definitive Registered Notes selected for redemption or due to be redeemed:

(1)	for a period of 5 days before the date fixed for redemption; or

(2)	for a period of 5 days before an interest payment date.

Secondary market trading

Secondary market trading of book-entry interests in CDIs representing interests in the Notes held and settled through DTC, Euroclear or Clearstream as direct participants in DTC will be conducted in accordance with the normal rules and operating procedures of DTC, Euroclear and Clearstream.

Redemption

In the event any Global Note is redeemed, the CDI Depositary will redeem an equal amount of the CDIs and the book-entry interests therein. The redemption price payable in connection with the redemption of CDIs and the book-entry interests will be equal to the amount received by the CDI Depositary in connection with the redemption of the Global Note. We understand that under existing practices of DTC, if less than all of the Notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis with adjustments to prevent fractions or by lot or on such other basis as DTC deems fair and appropriate.

Action by owners of book-entry interests

Promptly after receipt by the CDI Depositary of notice of any solicitation of consents or request for a waiver or other action by the Holders (by meeting or otherwise), or of any offer to purchase or other action of us, in respect of the Global Note, the CDI Depositary will mail to DTC a notice containing:

(1)	such information as is contained in the notice received by the CDI Depositary; and

(2)	a statement as to the manner in which Holders of the Notes as of a specified record date may give instructions as to the consent, waiver or other action (by meeting or otherwise), if any pertaining to the Notes, the Indenture or the Deposit Agreement.

In addition, the CDI Depositary will forward to DTC or, based upon instructions received from DTC, to the owners of the book-entry interests in the CDIs, all material pertaining to such solicitation, request, offer or other action (by meeting or otherwise). Upon the written request of DTC, the CDI Depositary shall endeavor insofar as practicable to take such action regarding the request, consent, waiver, offer or other action in respect of the Global Note in accordance with any instruments set forth in such request. DTC may grant proxies, sub-proxies or otherwise authorize participants or indirect participants to provide such instruction to the CDI Depositary so that it may exercise any rights of a holder of Notes or take any other actions which a holder is entitled to take under the Indenture governing the Notes. Neither the CDI Depositary nor DTC will exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Global Note.

DTC will take any action permitted to be taken by a holder under the Indenture on behalf of a DTC participant only in accordance with its relevant rules and procedures and subject to the CDI Depositary’s ability to effect such actions on its behalf.

Notices

If and so long as any Notes are represented by one or more CDIs and ownership of book-entry interests therein are shown on the records of DTC or any successor clearing agency appointed by the CDI Depositary at our request, notices will also be delivered to each such applicable clearing agency for communication to the owners of such book-entry interests. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Notices regarding the Notes will be, in the case of Definitive Registered Notes, mailed to Holders by first-class mail at their respective addresses as they appear on the register kept by us or any agent appointed by us.

Charges of depositary

We have agreed to pay all charges of the CDI Depositary under the Deposit Agreement. We have also agreed to indemnify the CDI Depositary against certain liabilities incurred by it under the Deposit Agreement.

Amendment and termination of the deposit agreement

The Deposit Agreement may be amended or supplemented by us and the CDI Depositary without notice to or consent of the holder of the relevant CDIs or any owner of book-entry interests therein

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to add to the covenants and agreements of our company and/or the CDI Depositary;

(3)	to effectuate the assignment of the CDI Depositary’s rights and duties to a qualified successor;

(4)	to comply with the U.S. federal and Belgian securities and/or tax laws or any other applicable rule or regulation; or

(5)	to modify, alter, amend or supplement the Deposit Agreement in any other manner that is not adverse to DTC or the holders of the book-entry interests.

Except as set forth above, no amendments that adversely affect the nominee for DTC or the holders of the book-entry interests in the CDIs may be made to the Deposit Agreement without the consent of the nominee for DTC or such holders, as the case may be.

Upon issuance of Definitive Registered Notes in exchange for book-entry interests in the CDIs therein constituting the entire principal amount of the Global Note held pursuant to the Deposit Agreement, the Deposit Agreement will terminate. The Deposit Agreement may be terminated upon the resignation of the CDI Depositary if no successor has been appointed within 120 days as set forth above. Owners of book-entry interests in the CDIs are deemed to have notice of the Deposit Agreement and shall be bound by all of its terms and conditions by acceptance of such book-entry interests.

Obligation of the depositary

The CDI Depositary will assume no obligation or liability under the Deposit Agreement other than to use good faith and reasonable care in the performance of its respective duties under such agreement.

The clearing systems

NBB

The NBB is the central bank of Belgium. The NBB operates the X/N System for, among other securities, corporate debt securities that may be traded on a fungible basis. In order for the Notes to be traded on a fungible basis, the underwriters have, and each purchaser of Notes will agree, and will be deemed to have agreed, to the application of the fungibility system as provided for in Royal Decree No. 62 of November 10, 1967 on the promotion of the circulation of securities, as amended. The X/N System is accessible to investors and financial intermediaries through its participants. The participants include most Belgian banks, some Luxembourg banks, Belgian investment firms, Euroclear and Clearstream. With respect to the Notes, the only participant that will be able to hold Notes directly in the X/N System will be Euroclear. See “—Form of Notes” above. For a description of the tax implications of the clearing of the Notes through the X/N System and a description of the Eligible Investors qualified to hold the Notes (directly or indirectly), see “Tax Considerations—Material Belgian Tax Considerations—Belgian Withholding Tax” in the accompanying prospectus. The location of the NBB is Boulevard de Berlaimont, 14 B-1000 Brussels, Belgium.

DTC

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, trust companies and clearing corporations (including Euroclear and Clearstream) and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The location of DTC is 55 Water Street, New York, New York 10041 U.S.A.

Euroclear and Clearstream

Euroclear and Clearstream each hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide to their respective participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream participants are financial institutions throughout the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others, such as banks, brokers, dealers and trust companies which clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Distributions of principal and interest with respect to book-entry interests in CDIs representing interests in the Notes held in DTC through Euroclear or Clearstream as direct participants in DTC will be credited, to the extent received by the Principal Paying and Domiciliary Agent, to the cash accounts of Euroclear or Clearstream participants in accordance with the relevant system’s rules and procedures.

The location of Euroclear is: 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The location of Clearstream is: 42 Avenue JF Kennedy, L-1815 Luxembourg, Luxembourg.

Tax considerations

Material Belgian and United States tax considerations relating to your ownership and disposition of the Notes are described in “Tax Considerations” in the accompanying prospectus.

Underwriting

We are offering the Notes described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the representatives of the underwriters. We have entered into a firm commitment underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of Notes listed next to its name in the following table:

Underwriter	Principal amount of note

J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Credit Suisse Securities (USA) LLC	$
Deutsche Bank Securities Inc.	$

Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the Notes if they buy any of them. The underwriters will sell the Notes to the public when and if the underwriters buy the Notes from us.

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering prices set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of     % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the Notes to certain other dealers. After the public offering of the Notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $        , including $         in accounting fees and expenses, $         in printing and engraving expenses, $         in legal fees and expenses and $         in miscellaneous expenses.

We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In connection with the offering of the Notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth day following the date of the pricing of the Notes (such settlement cycle being herein referred to as “T+ 4”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes will initially settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

Persons who purchase Notes from the underwriters may be required to pay stamp duty, taxes and other charges in accordance with the law and practice of the country of purchase in addition to the offering price set forth on the cover page of this prospectus supplement.

Selling Restrictions

European Economic Area (Including Belgium)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, including Belgium, (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it

has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive; or

(b)	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

The expression “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and any amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State, and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has also represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Belgium

This offering does not constitute a public offering in Belgium. This offering has not been and will not be notified to, and this document or any other offering material relating to the Notes has not been and will not be approved by the Financial Services and Markets Authority.

Hong Kong

In relation to Hong Kong, each underwriter has represented, warranted and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

In relation to Singapore, each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes. whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is given for the transfer; (3) where transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Legal matters

Certain legal matters with respect to the Notes are being passed upon for us by CMS DeBacker, Brussels, Belgium, who are acting as our Belgian counsel. Certain legal matters with respect to the Notes are being passed upon for us by Hunton & Williams LLP, Washington, D.C., who are acting as our New York, Delaware, Florida and Georgia counsel. Certain legal matters with respect to the guarantees are being passed upon for us by the Assistant General Counsel of our subsidiary Delhaize America, who is acting as our North Carolina counsel; the General Counsel of our subsidiary Hannaford Bros. Co., who is acting as our Maine counsel; Verrill Dana, LLP, who are acting as our special Massachusetts counsel; and Pierson Wadhams Quinn Yates & Coffrin, who are acting as our special Vermont counsel. The underwriters have been represented by Linklaters LLP, Brussels, Belgium and Paris, France.

Experts

The consolidated financial statements of Delhaize Group incorporated in this prospectus supplement and the accompanying prospectus by reference from Delhaize Group’s Annual Report on Form 20-F and the effectiveness of Delhaize Group’s internal control over financial reporting have been audited by DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

We may from time to time offer to sell, in one or more classes or series, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, our debt securities.

The debt securities that we may issue may consist of debentures, notes or other types of debt. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The debt securities that we may issue will benefit from the Cross Guarantee Agreement among our company, Delhaize US Holding, Inc., Delhaize America, LLC and substantially all of our other U.S. subsidiaries. See “Description of Guarantees—Cross Guarantee Agreement.”

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in the debt securities involves risks. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission, any state securities commission nor any non-U.S. securities authority has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2012

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities and may only be used for the purposes for which it has been published. The information in this prospectus may only be accurate on the date of this prospectus.

i

ABOUT THIS PROSPECTUS

References to “Delhaize Group” and to “our company”, “we”, “us” and “our” in this prospectus are to Delhaize Group and its consolidated subsidiaries, unless the context otherwise requires. References to “Delhaize America” in this prospectus are to Delhaize America, LLC.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.” If the terms of your debt securities vary between the prospectus supplement and this prospectus, you should rely on the different information in the prospectus supplement.

The information set out in relation to sections of this prospectus describing clearing and settlement arrangements, including the section entitled “Book-Entry, Form, Clearance and Settlement”, is subject to any change or reinterpretation of the rules, regulations and procedures of The Depository Trust Company or its nominee (“DTC”), Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking, societe anonyme (“Clearstream”) currently in effect. While we accept responsibility for accurately summarizing the information concerning DTC, Euroclear and Clearstream, we accept no other responsibility in respect of such information. In addition, the exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we may offer, you should review the full text of those documents. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable to a foreign private issuer, and file periodic reports and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Our ordinary shares are listed under the symbol “DELB” on the regulated market NYSE Euronext Brussels Market. Our American Depositary Shares, referred to as ADSs, evidenced by American Depositary Receipts, referred to as ADRs, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “DEG.” You can consult reports and other information about us that we have filed pursuant to the rules of the New York Stock Exchange at such exchange.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of Delhaize Group since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2011 filed with the SEC on April 3, 2012;

•	any future annual reports that we may file on Form 20-F prior to the termination of any offering contemplated by this prospectus; and

•	any future reports on Form 6-K (or portions thereof) that we indicate are incorporated by reference into this prospectus.

You can obtain copies of any of the documents incorporated by reference from us or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference herein. You may obtain Delhaize Group documents incorporated by reference herein, at no cost, by requesting them in writing or by telephone at the following address and telephone number:

Delhaize Group

Attention: Investor Relations

Square Marie Curie 40

1070 Brussels

Belgium

+32-2-412-21-51

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus and any prospectus supplement.

In addition to the risk factors described below or in any prospectus supplement under the heading “Risk Factors,” the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:

•	changes in the general economy or in the primary markets of our company;

•	changes in consumer spending;

•	competitive factors;

•	the nature and extent of continued consolidation in the supermarket industry;

•	adverse determination with respect to litigation or other claims;

•	inability to develop new stores, remodel stores or convert stores or reposition brands as rapidly as planned;

•	stability of product costs;

•	supply or quality control problems with vendors;

•	the resolution of uncertain tax positions;

•	the ability to achieve satisfactory operating results in all geographic areas where we operate;

•	challenges in managing the growth of our business or the integration of acquisitions we have made;

•	labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time;

•	legislative, regulatory, tax, accounting or judicial developments;

•	the cost and stability of fuel, energy and other power sources;

•	the cost resulting from the closure of our underperforming stores that we completed in January 2012;

•	adverse developments with regard to food and drug safety and quality issues or concerns that may arise;

•	unexpected environmental liability;

•	loss of a key member of senior management;

•	our inability to control the operations of our franchised and affiliated stores;

•	data security or other information technology issues that may arise;

•	adverse weather conditions; and

•

the availability and terms of financing, including interest rates and our ability to issue debt or to borrow under our lines of credit as a result of current conditions in the financial markets, including the sovereign debt crisis in the Eurozone.

These factors and the other risk factors described in this prospectus or in any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our future results. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we cannot assure you that projected results or events will be achieved.

OUR COMPANY

We are a Belgian international food retailer that operates in 11 countries on three continents—North America, Europe and Asia. At the end of 2011, our sales network, which includes directly operated, affiliated and franchised stores, consisted of 3,408 stores. Our primary store format consists of food retail supermarkets, which represented approximately 96% of our sales network by number of stores at the end of 2011. Our sales network also includes other store formats such as limited-surface proximity stores and specialty stores that sell pet products. We engage in food retailing, food wholesaling to stores in our sales network and non-food retailing of pet products, health and beauty products, prescriptions and other household and personal products. At December 31, 2011, we employed approximately 160,000 people.

Delhaize Group SA’s principal executive offices are located at Square Marie Curie 40, 1070 Brussels, Belgium. Our telephone number at that location is +32 2 412 22 11. Our Internet address is www.delhaizegroup.com. The information on our website is not a part of this prospectus.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F, incorporated into this prospectus by reference, as updated by our subsequent filings or submissions under the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

Other Data

Year Ended December 31,
Other Data	2011 EUR	2010 EUR	2009 EUR	2008 EUR	2007 EUR
Consolidated Ratio of Earnings to Fixed Charges (1)	3.01x	3.70x	3.51x	3.41x	2.81x

(1)	See Exhibit 12.1, “Statement regarding computation of ratios,” for the calculation of the ratio of earnings to fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the issuance of the debt securities offered under this prospectus for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issue of debt securities. General corporate purposes may include, but are not limited to, financing and operating activities, capital expenditures, acquisitions, maintenance of our assets and refinancing our existing indebtedness.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Definitions of certain terms used in this Description of Debt Securities may be found under the heading “Certain Definitions”.

We will issue debt securities under an Indenture, dated as of February 2, 2009 (the “Indenture”), between the Issuer and The Bank of New York Mellon, as Trustee, as it may be supplemented or amended from time to time. The Indenture contains provisions which define the rights of Holders (as defined below). In addition, the Indenture governs the obligations of the Issuer under the debt securities. The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (as defined below). Upon the effectiveness of the registration statement of which this prospectus is a part with respect to the debt securities, the Indenture will be qualified under the Trust Indenture Act, and the terms of the debt securities will include those made part of the Indenture by reference to the Trust Indenture Act.

The following description is meant to be only a summary of certain provisions of the Indenture and the deposit agreement, dated as of February 2, 2009, between our company and The Bank of New York Mellon, as CDI Depositary for debt securities (the “Deposit Agreement”). It does not restate the terms of the Indenture or the Deposit Agreement in their entirety. We have filed the Indenture and the Deposit Agreement with the SEC as exhibits to the registration statement of which this prospectus is a part. You are urged to carefully read the Indenture and the Deposit Agreement as those documents, and not this description, govern your rights as Holders of the debt securities.

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “Issuer” mean Delhaize Brothers and Co. “The Lion” (Delhaize Group).

Overview of the Debt Securities

Unless we inform you otherwise in the applicable prospectus supplement, any series of debt securities will, upon issuance:

•	be senior unsecured obligations of the Issuer;

•	rank equally in right of payment with all existing and future senior unsecured Indebtedness of the Issuer;

•	be senior in right of payment to all existing and future Subordinated Obligations of the Issuer;

•

be effectively subordinated to all existing and future secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (other than to the extent that such assets also secure the debt securities on an equal and ratable basis);

•

benefit from the Cross Guarantee Agreement among the Issuer, Delhaize US Holding, Inc. and Delhaize America, which are Subsidiaries of the Issuer, and substantially all of our other U.S. Subsidiaries; and

•	be effectively subordinated to all existing and future Indebtedness of Subsidiaries of the Issuer that are not Cross Guarantors (as defined below).

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;

•	the date or dates on which the principal of and any premium on the debt securities will be payable or any formula or other method by which such date or dates will be determined;

•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on the debt securities will be payable and any change regarding agents;

•	any changes or additions to provisions for optional or mandatory redemption, extension, purchase or early repayment;

•	the minimum denominations of the debt securities;

•	if other than United States dollars, the currency in which principal, premium, if any, and interest will be paid;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to a formula or an index, the manner in which that amount will be determined;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;

•

the form of debt securities, the depositaries to be used for global securities, the legends to be placed on debt securities and the circumstances in which a global security may be exchanged for certified (physical) securities;

•	the terms of conversion or exchange, if applicable;

•	any addition to or change in the covenants or events of default to which we will be subject with respect to the debt securities;

•	any changes or additions to circumstances in which any additional amounts with respect to the debt securities will be payable;

•	any changes to our right to defease the debt securities; and

•	any other terms of the debt securities not inconsistent with the Indenture.

The Issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.

If material to a particular series of debt securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities.

Cross Guarantee Agreement

The Issuer has entered into a Cross Guarantee Agreement, dated as of May 21, 2007 (as supplemented, the “Cross Guarantee Agreement”), among the Issuer, Delhaize America and substantially all of Delhaize America’s Subsidiaries, as supplemented by the Joinder Agreement, dated December 18, 2009, by Delhaize US

Holding, Inc., under which each company party to the Cross Guarantee Agreement guarantees fully and unconditionally, jointly and severally, Issuer existing financial indebtedness, Delhaize America existing financial indebtedness, specific financial indebtedness of two European Subsidiaries of the Issuer and all future unsubordinated financial indebtedness of the parties to the Cross Guarantee Agreement. The parties to the Cross Guarantee Agreement (the “Cross Guarantors”) on the date of this prospectus were the Issuer, Delhaize US Holding, Inc., Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc.

For more information on the Cross Guarantee Agreement, see “Description of Guarantees—Cross Guarantee Agreement.” Information with respect to the Subsidiaries of the Issuer that are Cross Guarantors is included in the notes to the Issuer’s consolidated annual financial statements incorporated by reference in this prospectus.

In the event of a bankruptcy, liquidation or reorganization of any Subsidiary of the Issuer that is not a Cross Guarantor, that Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Issuer, after which distribution the assets would be available to support the Issuer’s obligations under its debt securities or the obligations of Cross Guarantors under the Cross Guarantee Agreement. Holders of existing and future secured indebtedness of the Cross Guarantors will have claims with respect to the assets constituting collateral for such secured indebtedness that are superior to the claims under the Cross Guarantee Agreement.

Certain Releases of Guarantees

Under the terms and conditions of the Indenture and the Cross Guarantee Agreement, unless we inform you otherwise in the applicable prospectus supplement, for so long as any debt security issued under the Indenture remains outstanding, all guarantees made by a Cross Guarantor under the Cross Guarantee Agreement in respect to the debt securities and the Indenture will be released and discharged, upon a sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period (any such sale, exchange, transfer or other disposition in a transaction or series of transactions over a twelve-month period, a “Disposition”) to any Person that is not Delhaize Group or a Subsidiary of Delhaize Group of all of the capital stock, or all or substantially all of the assets, of such Cross Guarantor, if as a result of which such Cross Guarantor ceases to be a Subsidiary of Delhaize Group; provided, that such Disposition otherwise complies with the terms and conditions of the Indenture. With respect to a Disposition of such capital stock of, or a Disposition of such assets of, a Cross Guarantor that is a Major Subsidiary, to the extent the Disposition does not constitute a Change of Control (as defined in the applicable prospectus supplement), the Issuer has covenanted and agreed in the Indenture that no Cross Guarantor that is a Major Subsidiary shall be released under the Cross Guarantee Agreement in respect to the debt securities and the Indenture if after giving effect to such Disposition, Moody’s and S&P shall lower the credit rating of debt securities of any series directly as a result of such Disposition. “Major Subsidiary” means a Subsidiary, the assets of which represent greater than 25% of the assets of the Issuer and the Issuer’s Subsidiaries on a consolidated basis, according to the financial statements for its own most recently completed fiscal year.

Merger, Consolidation or Transfer of All or Substantially All Assets

Under the terms of the Indenture, the Issuer generally would be permitted to merge into or consolidate with another Person and would also be permitted to sell, convey, transfer or lease all or substantially all of its assets to another Person. However, unless we inform you otherwise in the applicable prospectus supplement, the Issuer may not merge into or consolidate with another Person or sell, convey, transfer or lease all or substantially all of its assets to another Person other than a Subsidiary of the Issuer unless all of the following conditions are met:

(1)	the Person with which the Issuer would merge or consolidate or to which the Issuer would transfer or lease all or substantially all of its assets must assume all of the Issuer’s obligations with respect to the debt securities, and, in each case, the Indenture;

(2)	the merger, consolidation, sale, conveyance, or transfer or lease of assets must not cause an Event of Default (as defined below), including any event that would be an Event of Default if the notice or time requirements were disregarded; and

(3)	the Issuer must deliver specified certificates and documents to the Trustee.

Payments of Additional Amounts

All payments made under or with respect to the debt securities of any series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the Kingdom of Belgium or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

Unless we inform you otherwise in the applicable prospectus supplement, if the Issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the debt securities of any series, the Issuer shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners of the debt securities of such series (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners of the debt securities of such series would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)	any Taxes that would not have been imposed but for (a) the existence of any present or former connection between the relevant Holder or beneficial owner of debt securities of such series (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner of debt securities of such series, if such Holder or beneficial owner of debt securities of such series is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein) or (b) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

(2)	any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or other governmental charge;

(3)	any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the debt securities of such series;

(4)	any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a debt security of such series with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(5)	any Taxes that are required to be withheld or deducted on a payment to an individual pursuant to European Union Council Directive 2003/48/EC regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(6)	any Taxes that are required to be withheld or deducted on a payment to or on behalf of a Holder, who, at the time of such payment or withholding, was not an Eligible Investor for reasons within such Holder’s control. An Eligible Investor for the purposes of this section means any investor which is referred to in Article 4 of the Royal Decree of May 26, 1994 on the deduction of withholding tax and which holds the debt securities of such series in an exempt securities account in the X/N System; or

(7)	any combination of items (1), (2), (3), (4), (5) and (6) above.

The Issuer also will not be required to pay Additional Amounts:

(a)	if the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the debt security of such series for payment within 30 days after the date on which such payment or such debt security became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the debt security of such series been presented on the last day of the 30-day period);

(b)	with respect to any payment of principal of (or premium, if any, on) or interest on such debt security to any Holder or beneficial owner who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such debt security; or

(c)	if the debt security of such series is presented for payment by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant debt security to another paying agent in a Member State.

If the Issuer is obligated to pay Additional Amounts with respect to any payment under or with respect to the debt securities of any series, the Issuer will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable. The Officers’ Certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to Holders and beneficial owners of the debt securities of such series on the relevant payment date.

Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

Whenever in this “Description of Debt Securities” there is mentioned, in any context:

•	the payment of principal;

•	purchase prices in connection with a purchase of debt securities of any series;

•	interest; or

•	any other amount payable on or with respect to any of the debt securities of any series;

that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Issuer will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the debt securities of any series, the Indenture or any other related document or instrument, or the receipt of any payments with respect to the debt securities of any series, excluding taxes, charges or similar levies imposed by any jurisdiction outside of Belgium, the jurisdiction of incorporation of any successor to the Issuer or any jurisdiction in which a paying agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

The term “Holder” is defined below under the heading “Certain Definitions”. The term “beneficial owner of the debt securities” means the true owner of the debt securities, even though title to the debt securities may be registered in another name.

The preceding provisions will survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

Optional Redemption for Tax Reasons

Unless we inform you otherwise in the applicable prospectus supplement, the Issuer may, at its option, redeem the debt securities of any series in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the debt securities of such series (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject, if applicable, to the right of the Holders of the debt securities of such series of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (1) on the occasion of the next payment due in respect of the debt securities of such series, it would be required to pay Additional Amounts and (2) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), as a result of:

(A)	any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of Belgium or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the date of first issuance for such series of debt securities;

(B)	any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of first issuance for such series of debt securities; or

(C)	the issuance of definitive debt securities of such series due to:

(i)	the National Bank of Belgium, or NBB, ceasing to operate the X/N System and a successor is not able to be appointed by the Issuer within 15 days of the notification;

(ii)	the notification by each of Euroclear and Clearstream that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the debt securities of such series and a successor is not able to be appointed by the Issuer within 15 days of such notification;

(iii)	DTC notifies the Issuer that it is unwilling or unable to continue to act as depository or ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the CDI Depositary at the Issuer’s request within 15 days of such notification; or

(iv)	if the CDI Depositary is at any time unwilling or unable to continue as CDI Depositary and a successor CDI Depositary is not appointed by the Issuer within 15 days of such notification.

See “Book-Entry, Form, Clearance and Settlement.”

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the debt securities of such series were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the debt securities of such series pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel that the circumstances referred to above exist. The Trustee shall accept, and shall be entitled to rely upon, the Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the debt securities of such series.

Selection

If the Issuer partially redeems the debt securities of any series, the Trustee will select, not more than 60 nor less than 45 days before the applicable redemption date, the debt securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem to be fair and appropriate.

No debt security of any series in aggregate principal amount of $2,000 or less will be redeemed in part. If the Issuer redeems any debt security in part only, the notice of redemption relating to such debt security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest will cease to accrue on debt securities or portions thereof called for redemption so long as there has been deposited with any paying agent funds sufficient to pay any accrued and unpaid interest, if any, on the debt securities to be redeemed.

Ranking

The debt securities will be senior unsecured indebtedness of the Issuer, will rank equally in right of payment with all existing and future senior unsecured Indebtedness of the Issuer and will be senior in right of payment to all existing and future Subordinated Obligations of the Issuer. The debt securities also will be effectively subordinated to any secured Indebtedness of the Issuer and its Subsidiaries to the extent of the value of the assets securing such Indebtedness (other than to the extent that such assets also secure the debt securities on an equal and ratable basis).

The ability of the Issuer to service its Indebtedness, including the debt securities, is dependent in part upon the earnings of its Subsidiaries and the ability of those Subsidiaries to distribute those earnings as dividends, loans or other payments to the Issuer. In particular, the ability of its Subsidiaries to transfer funds to the Issuer (in the form of cash dividends, loans, advances or otherwise) may be limited by financial assistance rules, corporate benefit laws, banking laws or other regulations or contract. For example, under company law, the Issuer’s Subsidiaries are generally prohibited from paying dividends except out of profits legally available for distribution. If these restrictions are applied to the Subsidiaries of the Issuer, then the Issuer would not be able to use the earnings of those Subsidiaries to make payments on the debt securities to the extent that such earnings cannot otherwise be paid lawfully to the Issuer (directly or through Subsidiaries of the Issuer).

The Issuer currently conducts part of its operations through its Subsidiaries. Creditors, including trade creditors, and preferred shareholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including Holders of the debt securities, except to the extent such Subsidiaries are Cross Guarantors. The debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred shareholders, if any, of Subsidiaries of the Issuer, except to the extent such Subsidiaries are Cross Guarantors.

Reports by the Issuer

The Issuer, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1)

file with the Trustee, within 15 days after the Issuer has filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)	file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

(3)	transmit by mail to all holders of debt securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraph (1) and (2) above as may be required by rules and regulations prescribed from time to time by the SEC.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, each of the following is an event of default (an “Event of Default”) with respect to a particular series of debt securities:

(1)	a default for 30 days in any payment of interest on any debt security of such series issued under the Indenture when due and payable;

(2)	a default in the payment of principal of any debt security of such series issued under the Indenture at its Stated Maturity, upon required redemption or repurchase or otherwise;

(3)	the failure by any Cross Guarantor to perform any covenant set forth in the Cross Guarantee Agreement applicable to such Cross Guarantor or the repudiation by any Cross Guarantor of its obligations under the Cross Guarantee Agreement other than in compliance with the terms thereof, in each case for 30 days after the Issuer receives written notice from the Trustee, or the Cross Guarantee Agreement fails to be in full force and effect for any reason;

(4)	the failure by the Issuer for 30 days after it receives written notice from the Trustee to comply with any one or more of its obligations under the debt securities of such series (other than as specifically provided for otherwise in this summary of Events of Default);

(5)	default by the Issuer or any Material Subsidiary in the due payment of any other Indebtedness having a minimum aggregate amount of 2% of the Issuer’s Consolidated Capitalization (or its equivalent in any other freely convertible currency or currencies) of the Issuer or any Material Subsidiary or assumed by or guaranteed by the Issuer or any Material Subsidiary, and provided that any such default has not been cured within the period of grace contractually agreed upon or subsequently agreed to for such payment, or in the event that any such Indebtedness shall have become repayable before the due date thereof as a result of acceleration of maturity by reason of the occurrence of any event of default thereunder, unless in any such case such Indebtedness is contested in good faith (the “cross-acceleration provision”); provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the debt securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(6)

if a court shall enter a decree or order for relief in respect of the Issuer or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 31 January 2009 on the continuity of enterprises), or appointing a receiver, liquidator, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or ordering the winding up or liquidation of their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days (the “bankruptcy provisions”);

(7)	if the Issuer or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (including the Belgian Bankruptcy Law of 8 August 1997 and the Belgian Law of 31 January 2009 on the continuity of enterprises), or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or for any substantial part of any of their property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing (the “winding up provisions”); or

(8)	any other Event of Default provided with respect to debt securities of such series and described in the applicable prospectus supplement.

If an Event of Default with respect to a particular series of debt securities (other than as a result of the bankruptcy provisions or the winding up provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default with respect to any series of debt securities occurs as a result of the bankruptcy provisions or the winding up provisions, the unpaid principal of and interest on all the debt securities of each series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the then outstanding debt securities of the relevant series may rescind any such acceleration with respect to the debt securities of such series and its consequences. The Holders of a majority in principal amount of the debt securities of such series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the debt securities of such series have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent default with respect to the debt securities of such series or impair any rights consequent thereto.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the debt securities unless the Trustee has been offered an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any debt securities of a particular series may pursue any remedy with respect to the debt securities of such series or the Indenture unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing with respect to such series;

(2)	the Holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the Trustee in writing to pursue the remedy;

(3)	the Trustee has been offered security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee; and

(5)	the Holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate outstanding principal amount of the then outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. The Trustee, however, may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of such series or that may involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

If a Default with respect to debt securities of any series occurs and is continuing and is known to the Trustee, the Trustee must transmit to each Holder of debt securities of such series notice of the Default within the earlier of 90 days after such Default occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, interest on or Additional Amounts in respect of any debt security of such series (including payments pursuant to the mandatory redemption provisions of such debt security), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of the debt securities of such series. In addition, the Issuer will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the debt securities may be amended, supplemented or otherwise modified pursuant to a supplemental indenture, and any past default or compliance with certain provisions of such Indenture or such debt securities may be waived, in each case only with the consent of the Holders of more than 50% in aggregate principal amount of the outstanding debt securities of each series affected by such supplemental indenture or such waiver, which consent may be obtained at a duly convened meeting of the Holders or otherwise.

Notwithstanding the foregoing, a supplemental indenture that has any of the following effects requires the unanimous vote of the Holders (either in person or by proxy) of all of the outstanding debt securities of each series affected by such decision in favor of such supplemental indenture at a duly convened meeting of the Holders:

(1)	reduce the principal amount of any debt security of such series or otherwise modify the conditions of payment of the principal amount of any debt security of such series;

(2)	reduce the stated rate of or extend the time for payment of interest on any debt security of such series, or otherwise modify the conditions of payment of interest on any debt security of such series;

(3)	extend the Stated Maturity of any debt security of such series;

(4)	reduce the premium payable upon the redemption of any debt security of such series or change the time at which any debt security of such series may be redeemed as described under “Description of the Notes—Optional Redemption” in the applicable prospectus supplement;

(5)	make any debt security of such series payable in any currency other than that stated in any debt security of such series;

(6)	impair the right of any Holder to receive payment of principal of, and interest on, any security of such series on or after the due date therefor or to institute suit for the enforcement of any payment on or with respect to any debt security of such series; or

(7)	make any change in the amendment or waiver provisions set out above requiring the vote of every Holder.

Without the consent of any Holder, the Issuer, when authorized pursuant to a resolution of its Board of Directors, and the Trustee acting jointly may amend the Indenture pursuant to a supplemental indenture to take any of the following actions:

(1)	establish the form and terms of any series of debt securities;

(2)	cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(3)	provide for the assumption by a successor of the obligations of the Issuer under the Indenture;

(4)	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities (provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

(5)	add to the covenants of the Issuer for the benefit of the Holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, such supplemental indenture must state that such covenants are expressly being included for the benefit of such series) of debt securities or to surrender any right or power conferred upon the Issuer or any of its Subsidiaries;

(6)	make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture;

(7)	provide for the issuance of additional debt securities; or

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

The Indenture contains provisions governing the conduct of meetings of the Holders. Among other things, these provisions will provide that (a) the Issuer or Holders of the debt securities of each affected series holding at least 20% in principal amount of the debt securities of such series outstanding will be permitted to request the Board of Directors or the auditor of the Issuer to call a meeting of the Holders to approve the supplemental indenture amending or modifying certain terms of the debt securities of such series or the Indenture, (b) the quorum requirement for such meeting will be the presence (either in person or by proxy) of Holders of the debt securities of each affected series holding at least 50% in principal amount of the debt securities of any series outstanding, the Holders of which have been convened to such meeting and (c) if a quorum is not present at the first meeting, a second meeting may be convened for the same purpose for which there is no quorum requirement. However, the percentage of Holders required to vote in favor of a decision for its approval shall in any event be as set out in the first two paragraphs of this section “Amendments and Waivers”.

No resolution of a meeting of the Holders which in the opinion of the Issuer relates to any of the matters listed in Article 568 of the Belgian Company Code shall be effective unless approved at a meeting of Holders complying in all respects with the requirements of Belgian law or, where the corresponding requirements of the Indenture are more stringent, with the requirements of the Indenture. Such matters include, among other things, modifying or suspending the date of maturity of the debt securities, extending the time for payment of interest on any debt security, reducing the rate of such interest or deciding urgent interim actions in the common interest of Holders.

After a supplemental indenture amending or modifying the terms of the debt securities or the Indenture has been executed, the Issuer is required to mail to Holders of debt securities of any affected series a notice briefly describing such supplemental indenture. However, failure to give such notice to all such Holders, or any defect therein, will not impair or affect the validity of any supplemental indenture.

Acts by Holders of the Debt Securities

In determining whether the Holders of the required aggregate principal amount outstanding of the debt securities of any series have (a) concurred in any direction, waiver or consent, (b) voted in favor of a Required Resolution at a meeting of Holders or (c) are present or represented at a meeting of Holders, the debt securities of such series owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer will be disregarded and deemed not to be outstanding.

Satisfaction and Discharge

The Issuer will be discharged from its obligations on a particular series of the debt securities if:

•	the Issuer pays the principal of, interest on and any Additional Amounts on all the debt securities of such series as and when the same shall have become due and payable;

•	all the debt securities of such series have been cancelled or delivered to the Trustee for cancellation; or

•

all the debt securities of such series shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee as trust funds solely for the benefit of Holders of debt securities of such series for the giving of notice of redemption and the Issuer irrevocably deposits with the Trustee the entire amount to be paid at maturity or upon redemption for principal, premium, Additional Amounts, if any, and liquidated damages, if any.

Upon delivery of an Officers’ Certificate and Opinion of Counsel, the Trustee shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to all the debt securities of such series.

Legal Defeasance and Covenant Defeasance

Unless we inform you otherwise in the applicable prospectus supplement, the Issuer may at any time terminate all its obligations under a particular series of the debt securities and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations:

(i)	to register the transfer or exchange of the debt securities of such series,

(ii)	to replace mutilated, destroyed, lost or stolen debt securities,

(iii)	to maintain a registrar and paying agent in respect of the debt securities of such series,

(iv)	to hold money for payment in trust,

(v)	with respect to determination of outstanding debt securities of such series,

(vi)	to pay all fees, expenses and other amounts owed to the Trustee,

(vii)	with respect to the resignation or removal and replacement of the Trustee, and

(viii)	with respect to maintenance of a list of names and addresses of holders in the event definitive registered securities of any series are exchanged against a Global Security.

In addition, the Issuer may at any time terminate:

(i)	its obligations described under any covenants set out in the applicable prospectus supplement; and

(ii)	the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Material Subsidiaries and the winding up provisions with respect to Material Subsidiaries;

(iii)	its obligations to provide certain reports under the Indenture,

(iv)	its obligations to satisfy certain conditions with respect to release of a Cross Guarantor that is a Majority Subsidiary, in connection with the Disposition of capital stock of, or a Disposition of assets of such Cross Guarantor, and

(v)	its obligation to satisfy the condition in connection with the merger or consolidation of the Issuer into another Person that, immediately after giving effect to such transaction, no Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall happen and be continuing (“covenant defeasance”).

The Issuer may exercise its legal defeasance option for any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series. If the Issuer exercises its legal defeasance option with respect to debt securities of any series, payment of the debt securities of such series may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option with respect to debt securities of any series, payment of the debt securities of such series may not be accelerated because of an Event of Default specified in clauses (3), (4) or (5) (with respect only to the Issuer and Material Subsidiaries) under “Event of Defaults” above.

In order to exercise either defeasance option, the Issuer must irrevocably deposit (the “defeasance trust”) with the Trustee money in U.S. dollars or U.S. Government Obligations, with respect to the debt securities, in an amount sufficient or, with respect to the U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and any premium for any series of debt securities and interest on the debt securities with respect to such series to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the debt securities will not recognize income, gain or loss for U.S. federal, U.K. or Belgian income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal, U.K. or Belgian income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law).

Prescription

Claims against the Issuer for the payment of principal on the debt securities of any series will be prescribed 10 years after the applicable due date for the payment thereof. Claims against the Issuer for the payment of interest or Additional Amounts, if any, on the debt securities of any series will be prescribed five years after the applicable due date for payment of interest.

Currency Indemnity

Unless otherwise specified in a prospectus supplement, the U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer under or in connection with the debt securities, including damages. Any amount received or recovered in a currency other than the U.S. dollar, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise by any Holder or beneficial owner of a debt security, in respect of any sum expressed to be due to it from the Issuer will constitute a discharge of the Issuer only to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If the dollar amount received or recovered is less than the dollar amount expressed to be due to the recipient or the Trustee under any debt security, the Issuer will indemnify them against any loss sustained by such recipient as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a debt security or the Trustee to certify in a manner reasonably satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. This currency indemnity constitutes a separate and independent obligation from the Issuer’s other obligations under the Indenture, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a debt security or the Trustee (other than a waiver of this currency indemnity) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any debt security or to the Trustee.

Concerning the Trustee

The Bank of New York Mellon is the Trustee under the Indenture and has been appointed by the Issuer as CDI Depositary with regard to the issuance of the CDIs. ING Belgium SA/NV has been appointed paying agent with regard to the debt securities. A prospectus supplement may identify a different trustee, paying agent or CDI Depositary.

Governing Law

The Indenture, the Deposit Agreement and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

No Personal Liability of Directors, Officers, Employees, Incorporators and Shareholders

No director, officer, employee, incorporator or shareholder of the Issuer as such will have any liability for any obligations of the Issuer under the debt securities or the Indenture or the Deposit Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective to waive liabilities under U.S. Federal securities laws.

Enforceability of Judgments

Since the Issuer is incorporated in Belgium and a significant portion of its assets and its Subsidiaries’ assets are outside the U.S., any judgment obtained in the U.S. against the Issuer, including judgments with respect to the payment of principal, premium (if any), interest, Additional Amounts and any purchase price with respect to the debt securities, may not be fully collectable within the U.S. See “Enforcement of Civil Liabilities.”

Consent to Jurisdiction and Service of Process

The Issuer has appointed Corporation Service Company, New York as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the debt securities brought in any U.S. Federal or state court located in New York City and each of the parties thereto will submit to the jurisdiction thereof.

Certain Definitions

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

“Business Day” means each day which is not a Legal Holiday.

“Book-Entry Interest” means a book-entry interest in a global security of any series, whether directly or indirectly through a book-entry interest in any certificated depositary interest representing an interest in such global security, held by or through a Participant in the X/N System or an Indirect Participant in the X/N System.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union and as in effect as of the date of the Indenture, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consolidated Capitalization” means, with respect to any Person, the total assets of such Person and its Subsidiaries determined on a consolidated basis, less the following: (i) current liabilities, including liabilities for Indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination and (ii) deferred income taxes. Consolidated Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person and its Subsidiaries are engaged and which are approved by independent accountants regularly retained by such Person, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to any series of debt securities.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Holder” means (a) in the case of any debt security of any series in the form of a global security in bearer form, the holders of Book-Entry Interests therein; provided, however, that for the purposes of (i) payments of principal, premium, if any, and interest on such debt security or (ii) providing its consent or voting, in particular as set out in the first two paragraphs of “Amendments and Waivers” above, “Holder” means the direct holder of such debt security (as shown in the records of the NBB or of a participant in the X/N System) or (b) in any other case, the Person in whose name a debt security of such series is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, (i) the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person to pay the purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations for letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

“Indirect Participant” means a Person who is a Participant in the X/N System indirectly by being a Participant in a Person who is a direct Participant or itself an Indirect Participant in the X/N System.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are generally not open in Brussels, Belgium, the State of New York or London, England.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Material Subsidiary” at any time means a Subsidiary:

(i)	whose (a) revenues, or (b) total assets (in each case determined on a non-consolidated basis and determined on a basis consistent with the preparation of the consolidated financial statements of the Issuer) represent (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate are equal to) no less than 10% of the consolidated revenues or total assets (as the case may be) of the Issuer, all as calculated respectively by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Issuer, provided that:

(I)	in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation above shall, until consolidated financial statements of the Issuer for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest audited financial statements, adjusted as deemed appropriate by the auditors of the relevant Subsidiary from time to time if such auditors are not also the auditors of the Issuer, and otherwise, by the Issuer’s Board of Directors, and approved by the auditors of the Issuer (in either case, the “Auditors”); and

(II)	in the case of a Subsidiary in respect of which no audited financial statements are prepared, its revenues and total assets shall be determined on the basis of pro forma financial statements of the relevant Subsidiary prepared for this purpose by the Auditors on the basis of accounting principles consistent with those adopted by the Issuer; or

(ii)	to which is transferred the whole or substantially the whole of the business, undertaking or assets of a Subsidiary which prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary pursuant to this sub-paragraph (ii) on the date on which the consolidated financial statements of the Issuer for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated financial statements have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (ii).

A report by the Auditors that, in their opinion, a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties.

“Member State” means any country that is a member of the European Union.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or a Cross Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

“Participant” means (a) with respect to the X/N System, Euroclear or Clearstream or any other Person who has an account with the X/N System and (b) with respect to Euroclear, Clearstream and DTC, their respective Participants holding an account with them.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Required Resolution” means a resolution passed at a duly convened meeting of Holders:

(a)	with respect to any matter specified in clauses (1) through (7) of the second paragraph under “Description of Debt Securities—Amendments and Waivers”, with the unanimous vote of all of the Holders (either in person or by proxy) of the outstanding debt securities of each series affected by such resolution in favor of the relevant resolution; and

(b)	with respect to any other matter requiring the consent of Holders of debt securities of any series at a duly convened meeting of Holders, with the affirmative vote of the Holders of more than 50% in aggregate outstanding principal amount of the outstanding debt securities of such series then outstanding voting (in person or by proxy) at a meeting of Holders.

“SEC” means the U.S. Securities and Exchange Commission or, if at any time after the execution of the Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Maturity” means, with respect to any debt security, the date specified in such debt security as the fixed date on which the final payment of principal of such debt security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such debt security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Issuer (whether outstanding on the date of first issuance for a particular series of debt securities or thereafter incurred) that is subordinate or junior in right of payment to the debt securities pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor to the Trustee, an authorized officer assigned to the department, division or group performing the corporate trust work of each successor and assigned to administer the Indenture.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“X/N System” means the securities clearing system recognized or approved in accordance with Articles 3 through 12 of the Law of 2 January 1991 of Belgium on the market of public debt securities and the monetary policy instruments, as amended, the Law of 6 August 1993 of Belgium, as amended, and its implementing decrees, as amended, and the Law of 15 July 1998 of Belgium and its implementing decrees, which is currently the securities clearing system operated by the NBB.

DESCRIPTION OF GUARANTEES

The following discussion summarizes selected provisions of the Cross Guarantee Agreement, dated as of May 21, 2007, among Delhaize Group, Delhaize America and substantially all of Delhaize America’s subsidiaries, as supplemented by the Joinder Agreement, dated December 18, 2009 by Delhaize US Holding, Inc. The provisions of the agreements governing such indebtedness are complicated and not easily summarized. This summary is not complete and may not contain all of the information about this agreement that is important to you. The description of the Cross Guarantee Agreement contained in this prospectus is qualified in its entirety by reference to a copy of such agreement filed as Exhibit 99.2 to Delhaize Group’s Report on Form 6-K filed with the SEC on May 29, 2007 (second of three reports) and the Joinder Agreement filed as Exhibit 4.7 to Delhaize Group’s Annual Report on Form 20-F filed with the SEC on June 28, 2010, which are incorporated in this prospectus by reference.

Cross Guarantee Agreement

Under the Cross Guarantee Agreement each company party to the agreement guarantees fully and unconditionally, jointly and severally Delhaize Group existing financial indebtedness, Delhaize America existing financial indebtedness, specific financial indebtedness of two European subsidiaries of Delhaize Group and all future unsubordinated financial indebtedness of the parties to the agreement.

If any sum owed to a creditor by a guarantor pursuant to its guarantee under the Cross Guarantee Agreement is not recoverable from such guarantor for any reason whatsoever, then such guarantor is obligated, forthwith upon demand by such creditor, to pay such sum by way of a full indemnity.

On the date of this prospectus the parties to the Cross Guarantee Agreement (the “Cross Guarantors”) are Delhaize Group, Delhaize US Holding, Inc., Delhaize America, Food Lion, LLC, Hannaford Bros. Co., Kash N’ Karry Food Stores, Inc., FL Food Lion, Inc., Risk Management Services, Inc., Hannbro Company, Martin’s Foods of South Burlington, Inc., Boney Wilson & Sons, Inc., J.H. Harvey Co., LLC, Hannaford Licensing Corp., and Victory Distributors, Inc. Information with respect to subsidiaries of Delhaize Group that are Cross Guarantors is included in the notes to our consolidated annual financial statements incorporated by reference in this prospectus.

Financial Indebtedness

Under the Cross Guarantee Agreement, the term “financial indebtedness” of any person means, without duplication (and as each may be amended, modified, extended or renewed from time to time): (i) all obligations of such person under agreements for borrowed money; (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (iii) all hedging obligations of such person; and (iv) all guarantees by such person of obligations of other persons of the type referred under clause (i), (ii) or (iii).

The term “person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency or a state or other entity, whether or not having separate legal personality.

The term “hedging obligations” means, with respect to any person, the obligations of such person under: (i) currency exchange, interest rate or commodity swap agreements, cap agreements, floor agreements or collar agreements; and (ii) other similar agreements or arrangements designed to protect such person against fluctuations in currency exchange, interest rates or commodity prices.

Intercompany financial indebtedness is not guaranteed under the Cross Guarantee Agreement.

Ranking; Limit of Liability

The obligations of each company party to the Cross Guarantee Agreement constitute direct, general, unconditional and unsubordinated obligations of such company that shall at all times rank at least pari passu with all of its other existing financial indebtedness set forth on a schedule to the Cross Guarantee Agreement and its future unsubordinated financial indebtedness, save for such obligations as may be preferred by mandatory provisions of law. The obligations of each party under the Cross Guarantee Agreement are limited to the maximum amount that can be guaranteed without constituting a fraudulent conveyance or fraudulent transfer under applicable insolvency laws.

Applicability of Cross Guarantee Agreement

To the extent a guarantor’s guarantee of financial indebtedness is addressed in an agreement to which such guarantor is a party or is otherwise contractually bound, which contains such guarantee, other than the Cross Guarantee Agreement, the Cross Guarantee Agreement does not apply to such guarantor’s guarantee of such financial indebtedness and, to be clear, nothing contained in the Cross Guarantee Agreement in any way supersedes, modifies, replaces, amends, changes, rescinds, waives, exceeds, expands, enlarges or in any way affects the provisions, including warranties, covenants, agreements, conditions, representations or, in general, any of the rights and remedies, and any of the obligations, of such guarantor and any creditor with respect to such guarantee of such financial indebtedness set forth in such other agreement.

Release of Guarantors and Guarantor Obligations

The obligations of a guarantor under the Cross Guarantee Agreement, which we refer to as a released guarantor in this paragraph, any lien created by such released guarantor with respect to such obligations, and the obligations under the Cross Guarantee Agreement of all other guarantors with respect to the financial indebtedness of the released guarantor will be automatically and unconditionally released without any action on the part of any creditor:

•

in connection with any sale, exchange, transfer or other disposition by such released guarantor of all or substantially all of the assets of that released guarantor, provided that the proceeds of that sale or other disposition are applied in accordance with the applicable provisions of any applicable financial indebtedness, or

•

in connection with any sale, exchange, transfer or other disposition (including by way of merger, consolidation or otherwise), directly or indirectly, of capital stock of such released guarantor, by Delhaize Group or any subsidiary thereof, to any person that is not Delhaize Group or a subsidiary of Delhaize Group, or an issuance by such released guarantor of its capital stock, in each case as a result of which such released guarantor ceases to be a subsidiary of Delhaize Group, provided, that: (i) such transaction is made in accordance with the applicable provisions of any applicable financial indebtedness; and (ii) such released guarantor is also released from all of its obligations, if any, in respect of all other financial indebtedness of each other guarantor under the Cross Guarantee Agreement.

In addition to any other releases for which a guarantor qualifies under the Cross Guarantee Agreement, notwithstanding any other provision of the Cross Guarantee Agreement to the contrary, without limiting the validity of any agreement into which a guarantor and a creditor may enter, a guarantor that obtains a written release from a creditor releasing such guarantor from its obligations under the Cross Guarantee Agreement with respect to the financial indebtedness owing to such creditor specified in such release shall be so released.

Termination of Agreement with Respect to Future Financial Indebtedness

Subject to certain limitations, the Cross Guarantee Agreement may be terminated with respect to a guarantor at any time by such guarantor providing written notice to the other parties to the Cross Guarantee Agreement or by mutual agreement; provided, however, that termination by Delhaize America or any other subsidiary of Delhaize Group party to the Cross Guarantee requires the written consent of Delhaize Group; and provided, further, except as otherwise provided, any termination of the Cross Guarantee Agreement with respect to a guarantor affects neither:

•	such guarantor’s obligations under the Cross Guarantee Agreement in relation to any financial indebtedness that came into existence prior to that termination, nor

•

the obligations of the other guarantors with respect to such guarantor’s financial indebtedness that came into existence prior to that termination. Financial indebtedness that comes into existence after that termination shall not be covered by the Cross Guarantee Agreement with respect to the terminating guarantor.

Third Parties

Subject to the release provisions of the Cross Guarantee Agreement discussed under the headings “Description of Guarantees—Cross Guarantee Agreement—Release of Guarantors and Guarantor Obligations” and “—Termination of Agreement with Respect to Future Financial Indebtedness” above, creditors of financial indebtedness guaranteed under the Cross Guarantee Agreement are entitled to rely on the Cross Guarantee Agreement and on the guarantees constituted pursuant to the Cross Guarantee Agreement. The Cross Guarantee Agreement constitutes a stipulation pour autrui or third party beneficiary contract for their benefit. Accordingly, such creditors shall be entitled to rely on and enforce the Cross Guarantee Agreement.

BOOK-ENTRY, FORM, CLEARANCE AND SETTLEMENT

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of such securities or certificates evidencing such securities.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in US dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time

The Clearing Systems

DTC

DTC states that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of such securities or certificates evidencing such securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

Clearstream states that:

•

Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear states that:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor Financiële Diensten en Markten) and the National Bank of Belgium (Banque Nationale de Belgique / Nationale Bank van België).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of such securities or certificates evidencing such securities.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific securities are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAX CONSIDERATIONS

The following discussion, subject to the limitations set forth below, describes material Belgian and United States tax considerations relating to your ownership and disposition of debt securities. This discussion does not purport to be a complete analysis of all tax considerations in Belgium or the United States and does not address tax treatment of holders of debt securities under the laws of other countries. Holders of debt securities who are resident in countries other than Belgium or the United States, along with holders that are resident in those countries, are urged to consult with their own tax advisers as to which countries’ tax laws could be relevant to them.

Material Belgian Tax Considerations

The following is a summary of the principal Belgian tax consequences for investors receiving interest in respect of, and disposing of, debt securities and is of a general nature based on our understanding of current law and practice. Except as otherwise indicated, this summary only addresses the position of investors who do not have any connection with Belgium other than the holding of debt securities. Investors should consult their professional advisers on the possible tax consequences of subscribing for, purchasing, holding or selling debt securities under the laws of their countries of citizenship, residence, ordinary residence or domicile.

The present section does not address the tax situation of persons residing in Belgium.

Belgian Withholding Tax

Debt Securities in Book-Entry Form

The interest component of payments on debt securities is, as a rule, subject to Belgian withholding tax at the rate of 21%, subject to such relief as may be available under applicable domestic or tax treaty provisions.

All payments of interest by or on behalf of us shall be made without deduction of withholding tax for debt securities if at the moment of payment the debt securities are held in book-entry form by eligible investors (the “Eligible Investors”) in an exempt securities account (“X-Account”) with the X/N System or with a participant or sub-participant in such system (a “Participant”).

Eligible Investors are those persons referred to in Article 4 of the Royal Decree of May 26, 1994, including, among others:

1	Belgian resident companies subject to corporate income tax within the meaning of Article 2, §1, 5°, b of the Income Tax Code 1992 (“ITC 1992”);

2	without prejudice to Article 262, 1° and 5° of ITC 1992, Belgian insurance or pension undertakings within the meaning of Article 2, §3 of the Law of July 9, 1975 on supervision of insurance companies (other than those referred to in points 1° and 3° of said Article);

3	state-linked social security organizations and institutions assimilated therewith within the meaning of Article 105, 2° of the Royal Decree of August 27, 1993 implementing ITC 1992;

4	non-residents of Belgium within the meaning of Article 105, 5° of said Royal Decree of August 27, 1993;

5	mutual funds within the meaning of Article 115 of said Royal Decree of August 27, 1993;

6	companies, entities or partnerships within the meaning of Article 227, 2° of ITC 1992 which are subject to non-resident income tax in Belgium in accordance with Article 233 of ITC 1992 and whose debt securities are held as part of a taxable business activity in Belgium;

7	the Belgian State, with respect to its investments exempted from withholding tax in accordance with Article 265 of ITC 1992;

8	mutual funds organized under foreign law which are structured as an undivided estate managed by a management company on behalf of certificate holders, provided that their certificates are not publicly offered or otherwise marketed in Belgium; and

9	Belgian resident companies not referred to in point 1 above whose sole or principal activity consists in granting credits or loans.

Eligible Investors do not include, inter alia, natural persons residing in Belgium or not-for-profit organizations (other than those referred to in points 2 and 3 above).

Participants in the X/N System must keep the debt securities they hold for non-Eligible Investors in a non-exempt securities account (an “N-Account”). All payments of interest on such debt securities will be made subject to deduction of withholding tax at the rate of 21%. The withholding tax is withheld by NBB and paid to the Belgian Treasury.

Transfers of debt securities between an X-Account and an N-Account give rise to certain adjustment with respect to the withholding tax:

•

A transfer from an N-Account (to an X-Account or N-Account) gives rise to the payment by the transferor - non-Eligible Investor - to the NBB of withholding tax on the accrued fraction of interest calculated from the last interest payment date up to the transfer date;

•

A transfer (from an X-Account or N-Account) to an N-Account gives rise to the refund by the NBB to the transferee - non-Eligible Investor - of withholding tax on the accrued fraction of interest calculated from the last interest payment date up to the transfer date;

•	Transfers of debt securities between two X-Accounts do not give rise to any adjustment on account of withholding tax.

Upon opening an exempt securities account with the X/N System or with a Participant, an Eligible Investor is required to certify its eligible status on a standard form approved by the Minister of Finance. There are no ongoing certification requirements for Eligible Investors, but direct Participants are required to annually report to the X/N System as to the eligible status of each holder for whom they hold debt securities in an exempt securities account.

In addition, an exempt securities account may be opened with a Participant by an intermediary (an “Intermediary”) in respect of debt securities that such Intermediary holds for the account of its clients (the “Beneficial Owners”), provided that each Beneficial Owner is an Eligible Investor. In such a case, the Intermediary is required to certify on a standard form approved by the Minister of Finance that (i) it is an Eligible Investor, and (ii) the Beneficial Owners holding their debt securities through it are also Eligible Investors. A Beneficial Owner is also required to certify its eligible status on a standard form approved by the Minister of Finance and to be delivered to the Intermediary.

However, none of these certification or reporting requirements apply in respect of debt securities held in Euroclear or Clearstream in their capacity as Participants to the X/N System, provided that Euroclear or Clearstream must be able to identify each holder for whom they hold debt securities in an Exempt Account.

In accordance with rules and procedures of the X/N System, a holder of our debt securities who is withdrawing debt securities from an exempt securities account may, following payment of interest accrued on such debt securities from the last preceding interest payment date, be entitled to claim an indemnity from the Belgian tax authorities of an amount equal to the withholding tax, if any, applied on interest payable on the debt securities for the period running from the last preceding interest payment date through the date of withdrawal of the debt securities from the X/N System.

Definitive Registered Debt Securities

Definitive registered debt securities will not be eligible for clearing and settlement through the X/N System. Payments of interest on definitive registered debt securities will in principle be subject to Belgian withholding tax at the rate of 21%, subject to such relief as may be available under domestic or tax treaty provisions.

Payments of interest by or on behalf of us will be made without deduction of withholding tax in respect of definitive registered debt securities held by non-residents of Belgium or certain Belgian financial institutions (and assimilated entities) or certain state-linked social security organizations (and institutions assimilated therewith), subject to the following requirements:

•

interest payments on definitive registered debt securities are exempt from Belgian interest withholdings tax if made to non-residents of Belgium within the meaning of Article 105, 5° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided the Issuer satisfies during the entire expired term of the Debt Securities the following requirements: (i) it is a Belgian tax resident entity (or Belgian establishment of a non-Belgian tax resident entity), (ii) during the taxable period that precedes the attribution or payment of interest, the Issuer-owned shares qualifying as fixed financial assets of which the acquisition value represents on average at least 50% of the balance total at the moment of closing of the accounting year that is linked to that taxable period, and (iii) the shares of the Issuer are listed on a regulated market as provided for in Article 264, first indent, 2°bis ITC 1992, or the shares of the Issuer are at least 50% directly or indirectly held by a company (a) the shares of which are listed on a regulated market as provided for in Article 264, first indent, 2°bis ITC 1992, (b) that is subject to corporate income tax or a foreign tax similar to the corporate income tax, and (c) that is not subject to a tax regime deviating from the regular tax regime and does not benefit from a substantially more favorable tax regime than the Belgian corporate income tax and provided further that such a non-resident of Belgium certifies on each interest payment date in a form delivered to us, that (i) it is not a tax resident in Belgium, (ii) does not have any branch in Belgium to which any debt securities would have been allocated (iii) has been the legal owner, or held the usufructus of the definitive registered debt securities during the entire interest period to which the interest payment relates, and (iii) the definitive registered debt securities have been registered with us in the name of such investor during the entire interest period to which the interest payment relates;

•

interest payments on definitive registered debt securities are exempt from Belgian interest withholding tax if made to Belgian financial institutions or assimilated entities within the meaning of article 105, 1° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided that such a financial institution or assimilated entity certifies on each interest payment date in a form delivered to us, that (i) it was the legal owner, or held the usufructus of the definitive registered debt securities during the entire interest period to which the interest payment relates, and (ii) the definitive registered debt securities have been registered with us in the name of such investor during the entire interest period to which the interest payment relates; and

•

interest payments on definitive registered debt securities are exempt from Belgian interest withholding tax if made to state linked social security organizations and institutions assimilated therewith within the meaning of Article 105, 2° of the Royal Decree of August 27, 1993 implementing ITC 1992, provided that such an organization or institution certifies on each interest payment date in a form delivered to us that (i) it was the legal owner, or held the usufructus of the definitive registered debt securities during the entire interest period to which the interest payment relates, and (ii) the definitive registered debt securities have been registered with us in the name of such investor during the entire interest period to which the interest payment relates.

In addition, Belgium has concluded tax treaties with multiple countries, reducing the interest withholding tax to 15%, 10%, 5% or 0% for residents of those countries. As such a full relief from Belgian withholding tax will be available under the income tax treaty between the United States and Belgium (the “Treaty”), subject to certain identification formalities and other requirements, such as the limitation on benefits clauses in the Treaty, for interest paid by or on behalf of us on the definitive registered debt securities provided the beneficial owner of that interest is a U.S. tax resident.

EU Savings Directive

Under European Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State.

Holders of our debt securities should consult their own tax advisers regarding the implications of the Savings Directive in their particular circumstances.

Capital Gains

Capital gains realized with respect to the debt securities are subject to Belgian tax only if the debt securities are held as part of a taxable business activity in Belgium. Outside the framework of a taxable business activity in Belgium, capital gains realized with respect to the debt securities may be taxable in Belgium if they are realized outside the framework of the normal management of a private estate and if the income is received in Belgium, although income tax treaties traditionally grant the sole taxing jurisdiction to the resident state in such case.

Transfer Taxes

A stock exchange tax may be levied at the rate of 0.09% on the sale and on the purchase and any other acquisition or transfer for consideration of debt securities in the Belgium secondary market, provided that such transaction is carried out through intermediation of a professional intermediary in Belgium. Such tax will be limited to a maximum amount of €650 per taxable transaction and per party. An exemption from this tax is available under Article 126/1, 2° of the Code on Miscellaneous Duties and Taxes as regards parties to securities trades who are intermediaries within the meaning of Article 2, 9° and 10° of the Law of August 2, 2002 on the supervision of the financial sector and financial services, acting for their own account, insurance undertakings within the meaning of Article 2, §1 of the Law of July 9, 1975 on supervision of insurance companies, institutions for occupational retirement provisions (instellingen voor bedrijfspensioenvoorziening / institutions de retraite professionnelle) within the meaning of Article 2, 1° of the Law of October 27, 2006 regarding the control of institutions for occupational retirement provisions, collective investment schemes or non-residents.

Material United States Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax consequences arising from the purchase, ownership and disposition of the debt securities by a U.S. Holder (as defined below). When we offer to sell a particular series of debt securities, we will describe any varying tax consequences that are specific to the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (“IRS”), the income tax treaty between the United States and Belgium (the “Treaty”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a debt security that is, or is treated as, for U.S. federal income tax purposes, (a) an individual who is a U.S. citizen or resident, (b) a corporation or other entity taxable as such created or organized under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is subject to U.S. federal income tax on a net basis with respect to its worldwide income, or (d) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular federal income tax consequences applicable to them.

The discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker dealers, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, traders in securities that elect to apply a mark-to-market method of accounting, or persons that are, or hold their debt securities through, partnerships or other pass-through entities) or to persons who hold debt securities as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, the discussion does not address any tax consequences other than U.S. federal income tax consequences, such as state, local or foreign tax consequences that may be relevant to a particular holder.

This summary is generally limited to investors who will hold the debt securities as “capital assets” within the meaning of the Code, whose functional currency is the U.S. dollar and who are initial investors who purchase the debt securities at their issue price within the meaning of the Code. No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE DEBT SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PRECISE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE DEBT SECURITIES, INCLUDING THEIR ELIGIBILITY FOR BENEFITS OF THE TREATY.

Taxation of Interest and Additional Amounts

Interest paid on a debt security (including any Additional Amounts paid as a result of the imposition of Belgian withholding taxes or other amounts paid to or on behalf of the U.S. Holder (see “Descriptions of Debt Securities—Payment of Additional Amounts”)) will be included in the income of a U.S. Holder as ordinary interest income at the time it is treated as received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Original Issue Discount

The amount of a debt security’s original issue discount (“OID”) is the excess of the debt security’s stated redemption price at maturity over its issue price. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest.” A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, the Issuer will be deemed to exercise any call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the debt security. If the issue price of the debt securities is less than the stated redemption price at maturity and the amount of OID is more than 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the debt securities will be considered to have been issued with more than a de minimis amount of OID. If the debt securities are issued with more than a de minimis amount of OID, a U.S. Holder must include a portion of the OID in gross income as interest in each taxable year or portion thereof in which the U.S. Holder holds the debt securities even if the U.S. Holder has not received a cash payment in respect of the OID. These U.S. Holders must include OID in income calculated on a constant–yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the debt securities. The amount of OID includible in income by these U.S. Holders is the sum of the daily portions of OID with respect to the debt security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the debt security. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. Holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year; and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the debt security’s adjusted issue price at the beginning of the accrual period and the debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of interest on the debt security allocable to the accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is the issue price of the debt security increased by the amount of accrued OID for each prior accrual period.

Acquisition Premium

A U.S. Holder that purchases a debt security for an amount less than or equal to the debt security’s principal amount but in excess of its adjusted issue price (this excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount” is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the debt security immediately after its purchase over the debt security’s adjusted issue price, and the denominator of which is the excess of the debt security’s principal amount over the debt security’s adjusted issue price. No OID will accrue on a debt security purchased for more than its principal amount.

Fungible Issue

We may, without the consent of the Holders of outstanding debt securities, issue additional debt securities with identical terms. These additional debt securities, even if they are treated for non-tax purposes as part of the same series as the original debt securities, in some cases may be treated as a separate series for U.S. federal income tax purposes. In such a case, the additional debt securities may be considered to have been issued with OID even if the original debt securities had no OID, or the additional debt securities may have a greater amount of OID than the original debt securities. These differences may affect the market value of the original debt securities if the additional debt securities are not otherwise distinguishable from the original debt securities.

Market Discount

A debt security generally will be treated as purchased at a market discount (a “Market Discount Debt Security”) if the debt security’s “revised issue price” exceeds the amount for which the U.S. Holder purchased the debt security by at least 1/4 of 1 percent of the debt security’s revised issue price, multiplied by the number of complete years from the date acquired by the U.S. Holder to the debt security’s maturity. If this excess is not sufficient to cause the debt security to be a Market Discount Debt Security, then the excess constitutes “de minimis market discount”. For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security. Any gain recognized on the maturity or disposition of a Market Discount Debt Security will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the debt security. Alternatively, a U.S. Holder of a Market Discount Debt Security may elect to include market discount in income currently over the life of the debt security. This election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year for which the election is made. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Debt Security that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Debt Security that is in excess of the interest and OID on the debt security includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of the market discount allocable to the days on which the Market Discount Debt Security was held by the U.S. Holder.

Under current law, market discount on a Market Discount Debt Security will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the debt security with respect to which it is made and is irrevocable.

Election to Treat All Interest as Original Issue Discount

A U.S. Holder may generally elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “Original Issue Discount”, with certain modifications. For purposes of this election, interest includes interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (described below under “Debt Securities Purchased at a Premium”) or acquisition premium. This election generally applies only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant yield method to all interest on a debt security is made with respect to a Market Discount Debt Security, the electing U.S. Holder will be treated as having made the election described above under “Market Discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by the U.S. Holder. In the case of a debt security with amortizable bond premium, the U.S. Holder may make this election only if certain requirements are met, and certain limitations may apply to such election. U.S. Holders should consult their tax advisers concerning the propriety and consequences of this election.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its principal amount may elect to treat the excess as “amortizable bond premium”, in which case the amount of interest on the debt security required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year. The amount of amortizable bond premium for each taxable year is the sum of the daily portions of bond premium with respect to the debt security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the debt security. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the bond premium allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. Holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year; and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of bond premium allocable to an accrual period equals the excess of (a) the sum of the payments of interest on the debt security allocable to the accrual period over (b) the product of the debt security’s adjusted acquisition price at the beginning of the accrual period and the debt security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The “adjusted acquisition price” of a debt security at the beginning of any accrual period is the U.S. Holder’s purchase price for the debt security, decreased by the amount of bond premium for each prior accrual period.

Any election to amortize bond premium applies to all bonds (other than bonds the interest on which is excludible from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or when thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS.

Foreign Tax Credits

Under the current Treaty, interest on the debt securities generally would not be subject to Belgium withholding or income taxes. However, certain U.S. Holders may be subject to Belgium tax (including U.S. Holders that hold the debt securities through a Belgium permanent establishment). If a U.S. Holder is subject to Belgium tax, then the U.S. Holder may be able to claim a foreign tax credit or a deduction for Belgian taxes imposed on payments of interest (including Additional Amounts). The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their tax advisors regarding the application of the U.S. foreign tax credit rules to interest income (including Additional Amounts) on the debt securities.

Sale, Redemption, Retirement and Other Disposition of the Debt Securities

In general, a U.S. Holder will recognize gain or loss on the sale, redemption, retirement or other disposition of a debt security in an amount equal to the difference between (i) the amount realized (other than any amount attributable to accrued but unpaid stated interest, which will be taxable as such) and (ii) the U.S. Holder’s adjusted tax basis in the debt security at the time. A U.S. Holder’s adjusted tax basis in a debt security will generally equal the acquisition cost of such debt security to the U.S. Holder, increased by any OID or market discount previously included in income and decreased by amortizable bond premium applied to reduce interest on the debt security. Gain or loss recognized on the sale, retirement or other disposition of a debt security will generally be capital gain or loss (except with respect to certain accrued interest and market discount). Net capital gains derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for certain non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to certain limitations. Gain or loss recognized by a U.S. Holder on the sale or other disposition of a debt security will generally be U.S.-source gain or loss. Prospective investors should consult their tax advisors as to the U.S. tax and foreign tax credit implications of such sale, redemption, retirement or other disposition of a debt security.

Back-up Withholding and Information Reporting

In general, payments of principal, interest and accrued OID on, and the proceeds of sale, redemption or other disposition (including exchange) of debt securities payable to a U.S. Holder by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments and to accruals of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding or information reporting. U.S. Holders should consult their tax advisers as to their qualification for exemption from backup withholding or information reporting and the procedure for obtaining an exemption. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, provided that the required procedures are followed.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) imposes fiduciary standards and certain other requirements on employee benefit plans subject thereto and collective investment funds, separate accounts, insurance company general accounts and other entities or accounts whose underlying assets are treated as assets of such plans pursuant to Section 3(42) of ERISA and, to the extent not modified or superseded by Section 3(42) of ERISA, the U.S. Department of Labor “plan assets” regulation, 29 CFR Section 2510.3-101 (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan (to the extent consistent with ERISA). The prudence of a particular investment will be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed in “Risk Factors” and the fact that in the future there may be no market in which the fiduciary will be able to sell or otherwise dispose of the debt securities.

In addition, Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of ERISA Plans and certain other arrangements (including individual retirement accounts) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships with such arrangements, unless a statutory or administrative exemption applies to the transaction. Governmental plans and certain church plans, while not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code, as well as those individual retirement accounts that are not be subject to the fiduciary responsibility and prohibited transaction provisions of ERISA, may nevertheless be subject to state or other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing debt securities.

Any ERISA Plan fiduciary that proposes to cause an ERISA Plan to purchase debt securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement under ERISA or the Code. The sale of debt securities to an ERISA Plan is in no respect a representation by the Issuer that such an investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or any particular ERISA Plan, or that such an investment is appropriate for ERISA Plans generally or any particular ERISA Plan.

PLAN OF DISTRIBUTION

Delhaize Group may sell all or part of the debt securities from time to time on terms determined at the time those debt securities are offered for sale to or through underwriters or through selling agents, and also may sell those debt securities directly to other purchasers. The names of those underwriters or selling agents used in connection with the offer and sale of any series of debt securities will be set forth in the applicable prospectus supplement.

The distribution of the debt securities may be effected from time to time in one or more transactions or series at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. If underwriters are used in the sale of debt securities, debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Those debt securities may be offered either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those debt securities if any of those debt securities are purchased.

In connection with the sale of debt securities, underwriters may receive compensation from Delhaize Group or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from Delhaize Group and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation received from Delhaize Group will be described in the applicable prospectus supplement.

Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with Delhaize Group, to indemnification by Delhaize Group against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, selling agents and other persons may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. In the event that debt securities of a series offered under this prospectus are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for the debt securities.

In order to facilitate the offering of the debt securities, any underwriters or agents involved in the offering of debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other debt securities the prices of which may be used to determine payments on those debt securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position in debt securities for their own account. In addition, to cover overallotments or to stabilize the price of debt securities or other securities, the underwriters or agents may bid for, and purchase, debt securities or any other securities in the open market. Finally, in any offering of debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing any debt securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian company, and substantially all of our directors and officers are residents of Belgium. Although we have substantial assets in the United States through our ownership of Delhaize America, a portion of our assets and of the assets of our directors and officers will be located outside of the United States. Consequently, U.S. investors may find it difficult in a suit based upon the civil liability provisions of U.S. federal securities laws to:

•	effect service of process within the United States on our company and our directors and officers outside of the United States;

•	enforce judgments obtained in U.S. courts against our company and our directors and officers in courts outside the United States; and

•

enforce against our company and our directors and officers in Belgium, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts might be successful only if the Belgian court confirms the substantive correctness of the judgment of the U.S. court, and is satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•

the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the U.S.; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The creditor is jointly liable up to a maximum of one-half of the amount the creditor recovers from the debtor.

LEGAL MATTERS

Certain legal matters with respect to the debt securities are being passed upon for us by CMS DeBacker, Brussels, Belgium, who are acting as our Belgian counsel. Certain legal matters with respect to the debt securities are being passed upon for us by Hunton & Williams LLP, Washington, D.C., who are acting as our New York, Delaware, Florida and Georgia counsel. Certain legal matters with respect to the guarantees are being passed upon for us by the Assistant General Counsel of our subsidiary Delhaize America, who is acting as our North Carolina counsel; the General Counsel of our subsidiary Hannaford Bros. Co., who is acting as our Maine counsel; Verrill Dana, LLP, who are acting as our special Massachusetts counsel; and Pierson Wadhams Quinn Yates & Coffrin, who are acting as our special Vermont counsel. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Delhaize Group incorporated in this prospectus by reference from Delhaize Group’s Annual Report on Form 20-F and the effectiveness of Delhaize Group’s internal control over financial reporting have been audited by DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises BVo.v.v.e. CVBA/SC s.f.d. SCRL, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

Etablissements Delhaize Frères et Cie “Le Lion”

(Groupe Delhaize)

(Delhaize Brothers and Co. “The Lion” (Delhaize Group))

    % Senior Notes due 20

Prospectus Supplement

April 3, 2012

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

Credit Suisse	Deutsche Bank Securities